NU SKIN ENTERPRISES, INC.

$125,000,000

MULTI-CURRENCY

PRIVATE SHELF FACILITY

PRIVATE SHELF AGREEMENT

August 26, 2003

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         9.5      Corporate Existence, etc......................................................................28

         9.6      Security; Execution of Pledge Agreement, Foreign Subsidiary Guaranty and Subsidiary Guaranty..28

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SCHEDULES

Schedule A .......-   Defined Terms
Schedule B........-   Unrestricted Subsidiaries
Schedule 5.8......-   Litigation
Schedule 5.11.....-   Licenses, Permits, etc.
Schedule 10.3.....-   Liens

EXHIBITS

Exhibit A ........-   Form of Note
Exhibit B.........-   Form of Request for Purchase
Exhibit C.........-   Form of Confirmation of Acceptance
Exhibit D.........-   Form of Opinion
Exhibit E ........-   Form of Subsidiary Guaranty
Exhibit F.........-   Form of Amended and Restated Subordination Agreement
Exhibit G.........-   Form of Amended and Restated Collateral Agency and Intercreditor
                       Agreement

                                                         -v-

NU SKIN ENTERPRISES, INC.
One Nu Skin Plaza
75 West Center Street
Provo, Utah 84601

August 26, 2003

Prudential Investment Management, Inc. (“Prudential”)
Each Prudential Affiliate (as hereinafter
defined) which becomes bound by certain
provisions of this Agreement as hereinafter
provided (together with Prudential,
the “Purchasers”)

c/o Prudential Capital Group
Four Embarcadero Center
Suite 2700
San Francisco, California 94111

Ladies and Gentlemen:

        The undersigned, Nu Skin Enterprises, Inc., a Delaware corporation (the “Company”), and each Issuer Subsidiary which from time to time may execute a Confirmation of Acceptance or issue Notes hereunder, hereby agree with the Purchasers as follows:

1.        AUTHORIZATION OF ISSUE OF NOTES.

        The Company (or in the case of an Issuer Subsidiary, such Issuer Subsidiary) may authorize the issue of its senior promissory notes (the “Notes”) in the aggregate principal amount of $125,000,000 (including the equivalent in the Available Currencies), to be dated the date of issue thereof, to mature, in the case of each Note so issued, no more than ten years after the date of original issuance thereof, to have an average life of not more than seven years, to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, to rank pari passu with all other outstanding Notes, and to have such other particular terms, as shall be set forth, in the case of each Note so issued, in the Confirmation of Acceptance with respect to such Note delivered pursuant to Section 2B(5), and to be substantially in the form of Exhibit A attached hereto. The terms “Note” and “Notes” as used herein shall include each Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision. Notes which have (i) the same final maturity, (ii) the same scheduled principal prepayment dates, (iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, (v) the same interest payment periods, (vi) the same currency specification, (vii) the same issuer, and (viii) the same date of issuance (which, in the case of a Note issued in exchange for another Note, shall be deemed for these purposes the date on which such Note’s ultimate predecessor Note was issued), are herein called a “Series” of Notes. The Notes shall at all times be guaranteed by all current and future Material Domestic Subsidiaries of the Company (the “Subsidiary Guarantors”) pursuant to the Subsidiary Guaranty, and shall at all times, at the option of the Company, either be (x) secured by a pledge of the Pledged Securities of each Material Foreign Subsidiary pursuant to the Pledge Agreement or (y) guaranteed by each Material Foreign Subsidiary pursuant to a Foreign Subsidiary Guaranty. Certain capitalized terms used in this Agreement are defined in Schedule A; references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2.        PURCHASE AND SALE OF NOTES.

        2A     [Intentionally Omitted.]

        2B(1).     Facility. Prudential is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Prudential and Prudential Affiliates from time to time, the purchase of Notes pursuant to this Agreement. The willingness of Prudential to consider such purchase of Notes is herein called the “Facility.” At any time, the aggregate principal amount of Notes stated in Section 1, minus the aggregate principal amount of Notes purchased and sold pursuant to this Agreement prior to such time, minus the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time, is herein called the “Available Facility Amount” at such time. For purposes of the preceding sentence, all aggregate principal amounts of Notes and Accepted Notes shall be calculated in Dollars with the aggregate amount of any Notes denominated or Accepted Notes to be denominated in any Available Currency other than Dollars being converted to Dollars at the rate of exchange used by Prudential to calculate the Dollar equivalent at the time of the applicable Acceptance under Section 2B(5). NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL TO CONSIDER PURCHASES OF NOTES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.

        2B(2).     Issuance Period. Notes may be issued and sold pursuant to this Agreement until the earlier of (i) the third anniversary of the date of this Agreement (or if such anniversary is not a New York Business Day, the New York Business Day next preceding such anniversary) and (ii) the thirtieth day after Prudential shall have given to the Company, or the Company shall have given to Prudential, written notice stating that it elects to terminate the issuance and sale of Notes pursuant to this Agreement (or if such thirtieth (30) day is not a New York Business Day, the New York Business Day next preceding such thirtieth (30) day). The period during which Notes may be issued and sold pursuant to this Agreement is herein called the “Issuance Period.”

        2B(3).     Request for Purchase. The Company may from time to time during the Issuance Period make requests for purchases of Notes (each such request being herein called a “Request for Purchase”). Each Request for Purchase shall be made to Prudential by telefacsimile or overnight delivery service to the applicable address set forth in the Information Schedule, and shall (i) specify the currency (which shall be an Available Currency) of the Notes covered thereby, (ii) specify the aggregate principal amount of Notes covered thereby, which, in the case of the initial draw, shall not be less than $10,000,000 (or its equivalent in another Available Currency) or which, in the case of any subsequent draw, shall not be less than $5,000,000 (or its equivalent in another Available Currency), and not be greater than the Available Facility Amount at the time such Request for Purchase is made, (iii) specify the principal amounts, final maturities, principal prepayment dates and amounts and interest payment periods (quarterly or semi-annually in arrears, with quarterly available only in the case of Notes denominated in Dollars) of the Notes covered thereby, (iv) specify the use of proceeds of such Notes, (v) specify the proposed day for the closing of the purchase and sale of such Notes, which shall be a Business Day during the Issuance Period not less than 6 Business Days (or, if the issuer of such notes will be an Issuer Subsidiary organized in a jurisdiction outside of the United States, not less than 15 Business Days) and not more than 42 days after the making of such Request for Purchase, (vi) specify the number of the account and the name and address of the depository institution to which the purchase prices of such Notes are to be transferred on the Closing Day for such purchase and sale, (vii) certify that the representations and warranties contained in Section 5 are true on and as of the date of such Request for Purchase and that there exists on the date of such Request for Purchase no Event of Default or Default, (viii) specify the issuer of the Notes (which shall be the Company or an Issuer Subsidiary), and (ix) be substantially in the form of Exhibit B attached hereto. Each Request for Purchase shall be deemed made when received by Prudential.

        2B(4).     Rate Quotes. Not later than two (2) Business Days after the Company shall have given Prudential a Request for Purchase pursuant to Section 2B(3), Prudential may, but shall be under no obligation to, provide to the Company by telephone or telefacsimile, in each case between 9:30 a.m. and 1:30 p.m. New York City local time (or such later time as Prudential may elect) interest rate quotes for the several currencies, principal amounts, maturities, principal prepayment schedules, and interest payment periods of Notes specified in such Request for Purchase (each such interest rate quote provided in response to a Request for Purchase herein called a “Quotation”). Each Quotation shall represent the interest rate per annum payable on the outstanding principal balance of such Notes at which Prudential or a Prudential Affiliate would be willing to purchase such Notes at 100% of the principal amount thereof.

        2B(5).     Acceptance. Within the Acceptance Window, an Authorized Officer of the Company may, subject to Section 2B(6), elect to accept a Quotation as to the aggregate principal amount of the Notes specified in the related Request for Purchase (each such Note being herein called an “Accepted Note” and such acceptance being herein called an “Acceptance”). The day the Company notifies an Acceptance with respect to any Accepted Notes is herein called the “Acceptance Day” for such Accepted Notes. Any Quotation as to which Prudential does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Notes hereunder shall be made based on any such expired Quotation. Subject to Section 2B(6) and the other terms and conditions hereof, the Company agrees to sell (or to cause the applicable Issuer Subsidiary to sell) to Prudential or one or more Prudential Affiliates, and Prudential agrees to purchase, or to cause the purchase by one or more Prudential Affiliates of, the Accepted Notes at 100% of the principal amount of such Notes, which purchase price shall be paid in the currency in which such Notes are to be denominated. As soon as practicable following the Acceptance Day, the Company, the Issuer Subsidiary (if applicable), Prudential and each Prudential Affiliate which is to purchase any such Accepted Notes will execute a confirmation of such Acceptance substantially in the form of Exhibit C attached hereto (herein called a “Confirmation of Acceptance”). If the Company and the Issuer Subsidiary (if applicable) should fail to execute and return to Prudential within three Business Days following receipt thereof a Confirmation of Acceptance with respect to any Accepted Notes, Prudential may at its election at any time prior to its receipt thereof cancel the closing with respect to such Accepted Notes by so notifying the Company in writing.

        2B(6).     Market Disruption. Notwithstanding the provisions of Section 2B(5), any Quotation provided pursuant to Section 2B(4) shall expire if prior to the time an Acceptance with respect to such Quotation shall have been notified to Prudential in accordance with Section 2B(5): (i) in the case of any Notes, the domestic market for U.S. Treasury securities or derivatives shall have closed or there shall have occurred a general suspension, material limitation, or significant disruption of trading in securities generally on the New York Stock Exchange or in the domestic market for U.S. Treasury securities or derivatives, or (ii) in the case of Notes to be denominated in a currency other than Dollars, the markets for the relevant government securities (which in the case of the Euro, shall be the German Bund) or the spot and forward currency market, the financial futures market or the interest rate swap market shall have closed or there shall have occurred a general suspension, material limitation, or significant disruption of trading then such interest. No purchase or sale of Notes hereunder shall be made based on such expired Quotation. If the Company thereafter notifies Prudential of the Acceptance of any such Quotation, such Acceptance shall be ineffective for all purposes of this Agreement, and Prudential shall promptly notify the Company that the provisions of this Section 2B(6) are applicable with respect to such Acceptance.

        2B(7).     Facility Closings. Not later than 2:00 p.m. (New York City local time) on the Document Delivery Date for any Accepted Notes, the Company will deliver to each Purchaser listed in the Confirmation of Acceptance relating thereto at the offices of Prudential Capital Group (as set forth in this Agreement or such alternative address as is provided to the Company pursuant to Section 18(a)), the Accepted Notes to be purchased by such Purchaser in the form of one or more Notes in authorized denominations as such Purchaser may request for each Series of Accepted Notes to be purchased on the Closing Day, dated the Closing Day and registered in such Purchaser’s name (or in the name of its nominee), against payment on the Closing Day of the purchase price thereof by transfer of immediately available funds for credit to the Company’s account specified in the Request for Purchase of such Notes. If the Company fails to timely tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the applicable Document Delivery Date, or any of the conditions specified in Section 3 shall not have been fulfilled by the time required on the applicable Document Delivery Date, the Company shall, prior to 2:30 p.m., New York City local time, on the applicable Document Delivery Date notify Prudential (which notification shall be deemed received by each Purchaser) in writing whether (i) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one (1) day and not more than ten (10) days after such scheduled Closing Day (the “Rescheduled Closing Day”)) and certify to Prudential (which certification shall be for the benefit of each Purchaser) that the Company reasonably believes that it will be able to comply with the conditions set forth in Section 3 on the Document Delivery

Date applicable to such Rescheduled Closing Day and that the Company will pay the Delayed Delivery Fee in accordance with Section 2B(8)(iii) or (ii) such closing is to be canceled. If a Rescheduled Closing Day is established in respect of Notes denominated in a currency other than Dollars, such Notes shall have the same maturity date, principal prepayment dates and amounts and interest payment dates as originally scheduled, but such Notes shall be dated the actual date of issuance. In the event that the Company shall fail to give such notice referred to in the second preceding sentence, Prudential (on behalf of each Purchaser) may at its election, at any time after 2:30 p.m., New York City local time, on such Document Delivery Date, notify the Company in writing that such closing is to be canceled. Notwithstanding anything to the contrary appearing in this Agreement, the Company may not elect to reschedule a closing with respect to any given Accepted Notes on more than one occasion, unless Prudential shall have otherwise consented in writing.

        2B(8).     Fees.

            2B(8)(i)        Structuring Fee. In consideration for the time, effort and expense involved in the structuring of this transaction and the preparation, negotiation and execution of this Agreement, at the time of the execution and delivery of this Agreement by the Company and Prudential, the Company will pay to Prudential in immediately available funds a fee (herein called the “Structuring Fee”) in the amount of $50,000.

            2B(8)(ii).        Issuance Fee. The Company will pay to each Purchaser in immediately available funds a fee (herein called the “Issuance Fee”) on each Closing Day in an amount equal to 0.10% of the Dollar equivalent of the aggregate principal amount of Notes to be sold to such Purchaser on such Closing Day (calculated for Notes which are to be denominated in an Available Currency other than Dollars using the rate of exchange used by Prudential to calculate the Dollar equivalent at the time of the applicable Acceptance under Section 2B(5)). Such fee shall be payable in Dollars.

            2B(8)(iii).        Delayed Delivery Fee. If the closing of the purchase and sale of any Accepted Note is delayed for any reason beyond the original Closing Day for such Accepted Note, the Company shall pay the Purchaser which shall have agreed to purchase such Accepted Note, on the Cancellation Date or Document Delivery Date applicable to the actual Closing Day of such purchase and sale, an amount (the “Delayed Delivery Fee”) equal to

            (a)        in the case of an Accepted Note denominated in Dollars, the product of (1) the amount determined by Prudential to be the amount by which the bond equivalent yield per annum of such Accepted Note exceeds the investment rate per annum on an alternative Dollar investment of the highest quality selected by Prudential and having a maturity date or dates the same as, or closest to, the Rescheduled Closing Day from time to time fixed for the delayed delivery of such Accepted Note, (2) the principal amount of such Accepted Note, and (3) a fraction the numerator of which is equal to the number of actual days elapsed from and including the original Closing Day for such Accepted Note to but excluding the date of such payment, and the denominator of which is 360; and

            (b)        in the case of an Accepted Note denominated in a currency other than Dollars, the sum of (1) the product of (x) the amount by which the bond equivalent yield per annum of such Accepted Note exceeds the arithmetic average of the Overnight Interest Rates on each day from and including the original Closing Day for such Accepted Note, (y) the principal amount of such Accepted Note, and (z) a fraction the numerator of which is equal to the number of actual days elapsed from and including the original Closing Day for such Accepted Note to but excluding the date of such payment, and the denominator of which is 360 and (2) the costs and expenses (if any) incurred by such Purchaser or its affiliates with respect to any interest rate, currency exchange or similar agreement entered into by the Purchaser or any such affiliate in connection with the delayed closing of such Accepted Notes.

                In no case shall the Delayed Delivery Fee be less than zero. The Delayed Delivery Fee described in clause (b), above, shall be paid in the currency in which the Accepted Notes are denominated. Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the Closing Day for such Accepted Note, as the same may be rescheduled from time to time in compliance with Section 2B(7). Notwithstanding the foregoing, no Delayed Delivery Fee shall be due to any Purchaser which shall have failed to purchase an Accepted Note when each of the conditions precedent in Section 3 (other than the condition set forth in Section 3B) has been timely satisfied on the applicable Document Delivery Date.

            2B(8)(iv).        Cancellation Fee. If (a) the Company at any time notifies Prudential in writing that the Company is canceling the closing of the purchase and sale of any Accepted Note, or (b) if Prudential notifies the Company in writing under the circumstances set forth in the penultimate sentence of Section 2B(7) that the closing of the purchase and sale of such Accepted Note is to be canceled, or (c) if the closing of the purchase and sale of such Accepted Note is not consummated on or prior to the last day of the Issuance Period (the date of any such notification, or the last day of the Issuance Period, as the case may be, being herein called the “Cancellation Date”), the Company shall pay the Purchaser which shall have agreed to purchase such Accepted Note in immediately available funds on the Cancellation Date an amount (the “Cancellation Fee”) equal to

            (a)        in the case of an Accepted Note denominated in Dollars, the product of (1) the principal amount of such Accepted Note and (2) the quotient (expressed in decimals) obtained by dividing (y) the excess of the ask price (as determined by Prudential) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as determined by Prudential) of the Hedge Treasury Note(s) on the Acceptance Day for such Accepted Note by (z) such bid price, with the foregoing bid and ask prices as reported on TradeWeb, or if such information ceases to be available on TradeWeb, any publicly available source of such market data selected by Prudential, and rounded to the second decimal place; and

            (b)        in the case of an Accepted Note denominated in a currency other than Dollars, the sum of (1) the amount described in clause (a) above (calculated with respect to the Dollar principal amount and interest rate utilized by Prudential in providing the Quotation pursuant to Section 2B(4) relevant to such Accepted Note) and (2) aggregate of all unwinding costs incurred by such Purchaser or its affiliates on positions described in this clause (2) shall be offset against any such unwinding costs described in this clause (2). Such positions include (without limitation) currency and interest rate swaps, futures and forwards, government bond hedges and currency exchange contracts, all of which may be subject to substantial price volatility. Such costs may also include (without limitation) losses incurred by such Purchaser or its affiliates as a result of fluctuations in exchange rates. All unwinding costs incurred by such Purchaser shall be determined by Prudential or its affiliate in accordance with generally accepted financial practice.

                In no case shall the Cancellation Fee be less than zero. Notwithstanding the foregoing, no Cancellation Fee shall be due to any Purchaser which shall have failed to purchase an Accepted Note when each of the conditions precedent in Section 3 (other than the condition set forth in Section 3B) has been timely satisfied on the applicable Document Delivery Date.

3.         CONDITIONS OF CLOSING.

                On the date on which this Agreement is executed and delivered, (i) the Company shall pay to Prudential the Structuring Fee referenced in Section 2B(8)(i), (ii) the Amended and Restated Collateral Agency and Intercreditor Agreement shall have been duly executed and delivered by the parties thereto and shall be in full force and effect and each Purchaser shall have received a copy thereof, (iii) the Subsidiary Guaranty shall have been duly executed and delivered by each Subsidiary Guarantor and shall be in full force and effect and each Purchaser shall have received a copy thereof, and (iv) the Amended and Restated Subordination Agreement shall have been duly executed and delivered by the Company and each Subordinated Creditor named therein and shall be in full force and effect and each Purchaser shall have received a copy thereof. The obligation of any Purchaser to purchase and pay for any Notes is subject to the satisfaction, on or before the applicable Document Delivery Date for such Notes, of the foregoing conditions and the following additional conditions:

        3A.     Certain Documents. Such Purchaser shall have received the following, each dated the date of the applicable Closing Day (except as otherwise noted below):

(i)	The Note(s) to be purchased by such Purchaser.

(ii)	Certified copies of the resolutions of (a) the Board of Directors of the Company authorizing the execution and delivery of this Agreement (including the provision of the Parent Guaranty), the Collateral Documents and the issuance of the Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, the Collateral Documents and the Notes, (b) the Board of Directors of each of the Subsidiary Guarantors authorizing the execution and delivery of the Collateral Documents and (c), if applicable, certified copies of resolutions of the Board of Directors of the Issuer Subsidiary authorizing execution and delivery of the Notes and of a Confirmation of Acceptance with respect to this Agreement and the Notes. 7

            (iii)        Certificates of the Secretary or Assistant Secretary and one other officer of each of the Company, the Subsidiary Guarantors, and, if applicable, the Issuer Subsidiary certifying the names and true signatures of the officers of the Company, the Subsidiary Guarantors and, if applicable, the Issuer Subsidiary authorized to sign this Agreement, the Collateral Documents, the applicable Confirmation of Acceptance and the Notes (as applicable) and the other documents to be delivered hereunder or thereunder.

(iv) Certified copies of the Company’s, each Subsidiary Guarantor’s, and, if applicable, the Issuer Subsdiary’s Certificate of Incorporation and By-laws.

            (v)        A favorable opinion of the General Counsel of the Company, the Subsidiary Guarantors and, if applicable, the Issuer Subsidiary (or such other counsel designated by the Company and acceptable to the Purchaser(s)) and substantially in the form of Exhibit D attached hereto, and as to such other matters as such Purchaser may reasonably request and (b) if Notes are to be issued by an Issuer Subsidiary which is not organized or incorporated under United States law, a favorable opinion of special counsel to such Issuer Subsidiary, which special counsel shall be satisfactory to the Purchasers and admitted to practice in the jurisdiction in which such Issuer Subsidiary is incorporated or organized, addressing such matters as the Purchasers may require. The Company and, if applicable, the Issuer Subsidiary hereby direct each such counsel to deliver such opinion, agree that the issuance and sale of any Notes will constitute a reconfirmation of such authorization, and understand and agree that each Purchaser receiving each such opinion(s) will and is hereby authorized to rely on such opinion(s).

            (vi)        A good standing (or equivalent) certificate for each of the Company, the Subsidiary Guarantors and, if applicable, the Issuer Subsidiary from the secretary of state (or equivalent official) of its jurisdiction of organization dated as of a recent date and such other evidence of the status of the Company, the Subsidiary Guarantors, and, if applicable, the Issuer Subsidiary as such Purchaser may reasonably request.

            (vii)        Additional documents or certificates with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by such Purchaser.

                For Closing Days subsequent to the Closing Day on which Notes are first issued, the requirements of clauses (ii), (iii) and (iv) above may, to the extent appropriate, be satisfied by delivery of “bring-down” certifications from the applicable officers.

        3B.     Opinion of Purchaser’s Special Counsel. If Notes are to be issued by an Issuer Subsidiary which is not organized or incorporated under United States law, such Purchaser shall have received from its special U.S. counsel and special foreign counsel, favorable opinions satisfactory to such Purchaser as to such matters incident to the matters herein contemplated as it may reasonably request.

        3C.     Representations and Warranties; No Default. The representations and warranties contained in Section 5 shall be true on and as of such Closing Day; there shall exist on such Closing Day no Event of Default or Default; and the Company shall have delivered to such Purchaser an Officer’s Certificate, dated such Closing Day, to both such effects.

        3D.     Purchase Permitted by Applicable Laws. On such Closing Day each Purchaser’s purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject such Purchaser to any tax, penalty or liability on the date thereof. If requested by a Purchaser, it shall have received an Officer’s Certificate certifying as to such matters of fact as it may reasonably specify to enable it to determine whether such purchase is so permitted.

        3E.     Payment of Fees. The Company shall have paid to Prudential any fees due it pursuant to or in connection with this Agreement, including any remaining balance of the Structuring Fee due pursuant to Section 2B8(i), any Issuance Fee due pursuant to Section 2B(8)(ii), and any Delayed Delivery Fee due pursuant to Section 2B(8)(iii).

        3F.     Counterpart Amended and Restated Collateral Agency and Intercreditor Agreement. The Purchasers, if not then a party to the Amended and Restated Collateral Agency and Intercreditor Agreement, shall have duly executed and delivered the Counterpart Amended and Restated Collateral Agency and Intercreditor Agreement to the Collateral Agent and such Counterpart shall be in full force and effect.

        3G.     Issuer Subsidiary Counterpart. The applicable Issuer Subsidiary, if not then a party to the Amended and Restated Collateral Agency and Intercreditor Agreement, shall have duly executed and delivered the Issuer Subsidiary Counterpart to the Collateral Agent and such Counterpart shall be in full force and effect.

        3H.     Subsidiary Guaranty or Foreign Subsidiary Guaranty. The applicable Issuer Subsidiary, if not then a party to the Subsidiary Guaranty or a Foreign Subsidiary Guaranty, shall have duly executed and delivered the Subsidiary Guaranty or Foreign Subsidiary Guaranty, as applicable, to the holders of the Notes and such Issuer Subsidiary shall have duly executed and delivered the same Subsidiary Guaranty or Foreign Subsidiary Guaranty, as applicable, to, and for the benefit of, each Senior Secured Creditor party to the Amended and Restated Collateral Agency and Intercreditor Agreement, and such Subsidiary Guaranties or Foreign Subsidiary Guaranties, as applicable, shall be in full force and effect.

4.         [Intentionally Omitted.]

5.         REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

        The Company represents and warrants to each Purchaser that:

        5.1         Organization; Power and Authority.

                The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the Collateral Documents to which it is a party and the Notes, and to perform the provisions hereof and thereof.

        5.2         Authorization, etc.

                This Agreement, the Notes and the Collateral Documents to which the Company is a party have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement and each of the Collateral Documents to which it is a party constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        5.3         Disclosure.

                Neither this Agreement nor any other document, certificate or statement furnished to any Purchaser by or on behalf of the Company or any Issuer Subsidiary in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. Except as disclosed in the form 10-K filed by the Company with the Securities and Exchange Commission for the period immediately prior to the applicable Document Delivery Date of the Notes or in any Form 10-Q, Form 8-K or other report filed by the Company with the Securities and Exchange Commission for any period subsequent to the date of such form 10-K filed by the Company (but at least five (5) Business Days prior to the applicable Document Delivery Date of such Notes), there is no fact peculiar to the Company or any of its Subsidiaries which has had a Material Adverse Effect or in the future may (so far as the Company can now foresee) have a Material Adverse Effect which has not been set forth in this Agreement or in the other documents or certificates furnished to the Purchasers in connection herewith.

        5.4         Organization and Ownership of Shares of Subsidiaries; Affiliates.

        (a)     All of the outstanding shares of capital stock or similar equity interests owned by the Company and its Subsidiaries at any time have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except for Permitted Liens, directors’ qualifying shares, shares required to be owned by Persons pursuant to applicable foreign laws regarding foreign ownership).

        (b)     Each Subsidiary is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

        (c)     No Material Subsidiary, is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement and customary limitations imposed by corporate law statutes) restricting the ability of such Material Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Material Subsidiary.

        5.5         Financial Statements.

                The Company has furnished each Purchaser of any Accepted Notes with the following financial statements: (i) a consolidated balance sheet of the Company and its Subsidiaries as of the last day in each of the three fiscal years of the Company most recently completed prior to the date as of which this representation is made or repeated to such Purchaser (other than fiscal years completed within 120 days prior to such date for which audited financial statements have not been released) and consolidated statements of income, cash flows and shareholders’ equity of the Company and its Subsidiaries for each such year, all reported on by PricewaterhouseCoopers (which financial statements shall in all respects be consistent with the requirements of Section 7.1(b) hereof, including the provisos thereto) and (ii) a consolidated balance sheet of the Company and its Subsidiaries as at the end of the quarterly period (if any) most recently completed prior to such date and after the end of such fiscal year (other than quarterly periods completed within 60 days prior to such date for which financial statements have not been released) and the comparable quarterly period in the preceding fiscal year and consolidated statements of income, cash flows and shareholders’ equity for the periods from the beginning of the fiscal years in which such quarterly periods are included to the end of such quarterly periods, prepared by the Company (which financial statements shall in all respects be consistent with the requirements of Section 7.1(a) hereof, including the provisos thereto). Such financial statements (including any related schedules and/or notes) fairly present the consolidated financial condition of the Company and its Subsidiaries as of the respective dates specified therein and the results of their operations and cash flows for the periods specified therein (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with GAAP consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with GAAP. The balance sheets fairly present the condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income, stockholders’ equity and cash flows fairly present the results of the operations of the Company and its Subsidiaries and their cash flows for the periods indicated. There has been no material adverse change in the business, property or assets, condition (financial or otherwise), operations or prospects of the Company and its Subsidiaries taken as a whole since the end of the most recent fiscal year for which such audited financial statements have been furnished.

        5.6         Compliance with Laws, Other Instruments, etc.

                The execution, delivery and performance by the Company, each Subsidiary Guarantor and the Issuer Subsidiary (if applicable) of this Agreement, the Collateral Documents and the Notes (as applicable) will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, note purchase or credit agreement, corporate charter or bylaws, or any other Material agreement, lease or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary, or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

        5.7         Governmental Authorizations, etc.

                No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company, any Subsidiary Guarantor and any Issuer Subsidiary (if applicable) of this Agreement, the Collateral Documents or the Notes (as applicable).

        5.8     Litigation; Observance of Agreements, Statutes and Orders.

            (a)        There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

            (b)        Neither the Company nor any Restricted Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

        5.9         Taxes.

                The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction (other than those tax returns which individually or collectively are not Material), and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material, or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate in accordance with GAAP.

        5.10         Title to Property; Leases.

                The Company and the Restricted Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Restricted Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement or the Collateral Documents. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

        5.11         Licenses, Permits, etc.

              Except as disclosed in Schedule 5.11,

        (a)     the Company and the Restricted Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without any known Material conflict with the rights of others;

        (b)     to the best knowledge of the Company, no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

        (c)     to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any Restricted Subsidiary with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any Restricted Subsidiary.

        5.12         Compliance with ERISA.

        (a)     The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be, individually or in the aggregate, Material.

        (b)     Neither the Company nor any ERISA Affiliate maintains a “single employer plan” or a Multiemployer Plan that is subject to Title IV of ERISA.

        (c)     The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

        (d)     The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material or has otherwise been disclosed in the most recent consolidated financial statements of the Company and its Subsidiaries.

        (e)     The execution and delivery of this Agreement and the Collateral Documents and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of each Purchaser’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by it.

        5.13         Private Offering by the Company.

                Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 18 other Institutional Investors, each of which has been offered the Notes or any similar securities at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

        5.14         Use of Proceeds; Margin Regulations.

                No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, so as to involve the Company, any Issuer Subsidiary or any holder of a Note in a violation of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221) or Regulation X of said Board (12 CFR 224), or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 15% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 15% of the value of such assets. As used in this Section, the term “margin stock” shall have the meanings assigned to them in said Regulation U.

        5.15         Existing Indebtedness and Liens.

                Neither the Company nor any of its Restricted Subsidiaries has outstanding any Debt except as permitted by Section 10.5. There exists no default under the provisions of any instrument evidencing such Debt or of any agreement relating thereto which would constitute an Event of Default under clause (f) of Section 11. Neither the Company nor any of its Restricted Subsidiaries has agreed or consented to, or agreed to cause or permit in the future (upon the happening of a contingency or otherwise), any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.3.

        5.16         Foreign Assets Control Regulations, etc.

                Neither the sale of the Notes by the Company or any Issuer Subsidiary hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, neither the Company nor any of its Subsidiaries or its Affiliates (a) is or will become a Person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such Person. The Company and its Subsidiaries and its Affiliates are in compliance, in all Material respects, with the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001). No part of the proceeds from the sale of the Notes hereunder has been or will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

        5.17         Status under Certain Statutes.

                None of the Company, any Subsidiary Guarantor, any Issuer Subsidiary or any Restricted Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

        5.18         Environmental Matters.

                Neither the Company nor any of its Subsidiaries has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to each Purchaser in writing,

        (a)     neither the Company nor any of its Subsidiaries has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

        (b)     neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in a manner contrary to any Environmental Laws and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws, in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

        (c)     all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with all applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

        5.19     Hostile Tender Offers. None of the proceeds of the sale of any Notes will be used to finance a Hostile Tender Offer.

6.         REPRESENTATIONS OF THE PURCHASERS.

        6.1         Purchase for Investment.

                Each Purchaser represents that it is an institutional “accredited investor” within the meaning of subparagraphs (1), (2), (3) or (7) of Rule 501(a) promulgated under the Securities Act. Each Purchaser represents that it is purchasing the Notes to be purchased by it for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of its or their property shall at all times be within its or their control. Each Purchaser understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

        6.2         Source of Funds.

                Each Purchaser represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by it to pay the purchase price of the Notes to be purchased by it hereunder:

        (a)     the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

        (b)     the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

        (c)     the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1, or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this paragraph (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

        (d)     the Source constitutes assets of an “investment fund” (within the meaning of Part V of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (d); or

        (e)     the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(h) of the INHAM Exemption) owns a 5% or more interest in the Company and (a) the identity of such INHAM and (b) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing this paragraph (e); or

        (f)     the Source is a governmental plan; or

        (g)     the Source is one or more employee benefit plans, or separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (g); or

        (h)     the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan”, “governmental plan” and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

7.         INFORMATION AS TO COMPANY.

        7.1         Financial and Business Information.

                The Company shall deliver to Prudential and each holder of Notes that is an Institutional Investor:

(a)

Quarterly Statements — within 60 days (or if sooner, on the date consolidated statements are required to be delivered to any other creditor of the Company) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(i)	a consolidated and a consolidating balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

(ii)

consolidated and consolidating statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments; provided that delivery within the time period specified above of copies of the Company’s Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a) to provide consolidated financial statements so long as such Quarterly Report on Form 10-Q includes the consolidated financial statements identified in clauses (i) and (ii) above; provided further that such consolidating financial statements shall show the elimination of all Unrestricted Subsidiaries and the resultant consolidated financial statements of the Company and its Restricted Subsidiaries;

(b)

Annual Statements — within 120 days (or if sooner, on the date consolidated statements are required to be delivered to any other creditor of the Company) after the end of each fiscal year of the Company, duplicate copies of,

(i)	a consolidated and a consolidating balance sheet of the Company and its Subsidiaries, as at the end of such year, and

(ii)	consolidated and consolidating statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, which consolidated financial statements shall be accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such consolidated financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and which consolidating financial statements shall be certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments; provided that the delivery within the time period specified above of the Company’s Annual Report on Form 10-K for such fiscal year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(b) to provide consolidated financial statements so long as such Annual Report on Form 10-K includes the consolidated financial statements identified in clauses (i) and (ii) above; provided further that such consolidating financial statements shall show the elimination of all Unrestricted Subsidiaries and the resultant consolidated financial statements of the Company and its Restricted Subsidiaries;

(c)

SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Material Domestic Subsidiary to the public concerning developments that are Material;

(d)

Notice of Default or Event of Default — promptly, and in any event within five days, after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e)

ERISA Matters — promptly, and in any event within fifteen days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i)

with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof, which could reasonably be expected to have a Material Adverse Effect; or

(ii)

the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan, which could reasonably be expected to have a Material Adverse Effect; or

(iii)

any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

(f)

Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

(g)

Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes, including without limitation, such information as is required by Rule 144A promulgated under the Securities Act to be delivered to a prospective transferee of the Notes.

        7.2         Officer’s Certificate.

        Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1 hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

        (a)     Covenant Compliance — the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.2 through Section 10.6 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

        (b)     Event of Default — a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

        7.3         Inspection.

        The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

        (a)     No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Restricted Subsidiary, all at such reasonable times during business hours and as often as may be reasonably requested in writing; and

        (b)     Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the

Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such reasonable times and as often as may be requested.

8.         PREPAYMENT OF THE NOTES.

        8.1 Required Prepayments. Each Series of Notes shall be subject to the required prepayments, if any, as are set forth in the Notes of such Series; provided that upon any partial prepayment of the Notes of a Series pursuant to Section 8.2, the principal amount of each required prepayment of the Notes of such Series becoming due on and after the date of such prepayment or purchase, as well as the payment required at maturity, shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes of such Series is reduced as a result of such prepayment or purchase.

        8.2         Optional Prepayments with Make-Whole Amount.

        (a)     Prepayment Amount. The Company (or the Issuer Subsidiary, if applicable) may, at its option, upon notice as provided below, prepay on any Business Day all, or from time to time any part of, the Notes in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus accrued interest thereon, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount.

        (b)     Notice. The Company (or the Issuer Subsidiary, if applicable) will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the Business Day fixed for such prepayment. Each such notice shall specify the prepayment date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company (or the Issuer Subsidiary, if applicable) shall deliver to each holder of Notes which shall have designated a recipient for such notices in the Purchaser Schedule attached to the applicable Confirmation of Acceptance or by notice in writing to the Company a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

        (c)     Prepayments under the Amended and Restated Collateral Agency and Intercreditor Agreement. Any prepayments of the Notes in accordance with the Amended and Restated Collateral Agency and Intercreditor Agreement under circumstances in which the Notes have not been declared due and payable under Section 11 hereof shall be treated as optional prepayments under this Section 8 for purposes of calculating any Make-Whole Amount due in connection with such prepayment.

        8.3         Allocation of Partial Prepayments.

                In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

        8.4         Maturity; Surrender, etc.

                In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company (or the Issuer Subsidiary, if applicable) shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company (or the Issuer Subsidiary, if applicable) and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

        8.5         Purchase of Notes.

                The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

        8.6         Make-Whole Amount.

                The term “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal; provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Implied Canadian Dollar Yield” shall mean, with respect to the Called Principal of any Note, the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York time) on the second Business Day preceding the

Settlement Date with respect to such Called Principal, on the display designated as “Page 0#CABMK” on the Reuters Screen (or such other display as may replace “Page 0#CABMK” on the Reuters Screen) for actively traded benchmark Canadian Government bonds having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, ascertainable, (ii) the average of the yields for such securities as determined by Recognized Canadian Government Bond Market Makers. Such implied yield shall be determined, if necessary, by (a) converting quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded benchmark Canadian Government bonds with the maturity closest to and greater than the Remaining Average Life of such Called Principal and (2) the actively traded benchmark Canadian Government bonds wit the maturity closest to and less than the Remaining Average Life of such Called Principal.

“Implied Dollar Yield” shall mean, with respect to the Called Principal of any Note, the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York time) on the Business Day next preceding the Settlement Date with respect to such Called Principal for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date on the Treasury Yield Monitor page of Standard & Poor’s MMS – Treasury Market Insight (or, if Standard & Poor’s shall cease to report such yields in MMS – Treasury Market Insight or shall cease to be Prudential Capital Group’s customary source of information for calculating Make-Whole Amounts on privately placed notes, then such source as is then Prudential Capital Group’s customary source of such information), or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities.

“Implied British Pound Yield” means, with respect to the Called Principal of any Note, the yield to maturity implied by (i) the yields reported, as of 10:00 a.m. (New York time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page 0#GBBMK” on the Reuters Screen (or such other display as may replace “Page 0#GBBMK”on the Reuters Screen) for actively traded benchmark gilt-edged securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields are not reported as of such time or the yields reported shall not be ascertainable, (ii) the average of the yields for such securities as determined by Recognized British Government Bond Market Makers. Such

implied yield will be determined, if necessary, by (a) converting quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively benchmark traded gilt-edged securities with the maturity closest to and greater than the Remaining Average life, and (2) the actively traded benchmark gilt-edged securities with the maturity closest to and less than the Remaining Average Life.

“Implied Euro Yield” shall mean, with respect to the Called Principal of any Note, the yield to maturity implied by (i) the yields reported, as of 10:00 a.m. (New York time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page 0#DEBMK” on the Reuters Screen (or such other display as may replace “Page 0#DEBMK” on the Reuters Screen) for the actively traded benchmark German Bunds having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields are not reported as of such time or the yields reported shall not be ascertainable, (ii) the average of the yields for such securities as determined by Recognized German Bund Market Makers. Such implied yield will be determined, if necessary, by (a) converting quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded benchmark German Bunds with the maturity closest to and greater than the Remaining Average Life of such Called Principal and (2) the actively traded benchmark German Bunds with the maturity closest to and less than the Remaining Average Life of such Called Principal.

“Implied Yen Yield” means, with respect to the Called Principal of any Note, the yield to maturity implied by (i) the yields reported, as of 10:00 a.m. (New York time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page 0#JPBMK” on the Reuters Screen (or such other display as may replace “Page 0#JPBMK” on the Reuters Screen) for the actively traded benchmark Japanese Government bonds having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields are not reported as of such time or the yields reported shall not be ascertainable, (ii) the average of the yields for such securities as determined by Recognized Japanese Government Bond Market Makers. Such rate will be determined, if necessary, by (a) converting quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded benchmark Japanese Government bonds with the maturity closest to and greater than the Remaining Average Life of such Called Principal and (2) actively traded benchmark Japanese Government bonds with the maturity closest to and less than the Remaining Average Life of such Called Principal.

“Recognized British Government Bond Market Makers” shall mean two internationally recognized dealers of gilt edged securities reasonably selected by Prudential. “Recognized Canadian Government Bond Market Makers” shall mean two internationally recognized dealers of Canadian Government bonds reasonably selected by Prudential.

“Recognized German Bund Market Makers” shall mean two internationally recognized dealers of German Bunds reasonably selected by Prudential.

“Recognized Japanese Government Bond Market Makers” shall mean two internationally recognized dealers of Japanese Government bonds reasonably selected by Prudential.

“Reinvestment Yield” shall mean, with respect to the Called Principal of any Note denominated in (i) Dollars, 50 basis points plus the Implied Dollar Yield, (ii) British Pounds, the Implied British Pound Yield, (iii) Canadian Dollars, the Implied Canadian Dollar Yield, (iv) Euros, the Implied Euro Yield, and (v) Yen, the Implied Yen Yield. The Reinvestment Yield will be rounded to that number of decimals as appears in the coupon for the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9.         AFFIRMATIVE COVENANTS.

                The Company covenants that during the Issuance Period and so long thereafter as any of the Notes are outstanding:

        9.1         Compliance with Law.

                The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        9.2         Insurance.

                The Company will and will cause each of the Restricted Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

        9.3         Maintenance of Properties.

                The Company will and will cause each of the Restricted Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        9.4         Payment of Taxes and Claims.

                The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or such Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary, or (ii) the nonpayment of all such taxes and assessments and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

        9.5         Corporate Existence, etc.

                The Company will at all times preserve and keep in full force and effect its corporate existence and the existence of any Issuer Subsidiary. Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect the corporate existence of each Restricted Subsidiary (unless merged into the Company or a Restricted Subsidiary) and all rights and franchises of the Company and the Restricted Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

        9.6        Security; Execution of Pledge Agreement, Foreign Subsidiary Guaranty and Subsidiary Guaranty.

(a)

The Notes and other Senior Secured Indebtedness will, at the option of the Company, either be (x) secured by the Pledged Securities of each Material Foreign Subsidiary, or (y) guaranteed by each Material Foreign Subsidiary pursuant to a foreign subsidiary guaranty substantially in the form of the Subsidiary Guaranty (with such modifications as the Required Holders may reasonably request) (a “Foreign Subsidiary Guaranty”), in either case, as set forth below; provided that if the Company elects to cause a Material Foreign Subsidiary to deliver a Foreign Subsidiary Guaranty, such Material Foreign Subsidiary shall also deliver the same Foreign Subsidiary Guaranty to, and for the benefit of, each Senior Secured Creditor party to the Amended and Restated Collateral Agency and Intercreditor Agreement.

(i)

Pledged Securities of each Material Foreign Subsidiary. In each instance where the Company elects to comply with clause (x) of Section 9.6(a) above, within 5 days after the Company or any of its Restricted Subsidiaries acquires a Material Foreign Subsidiary or within 5 days after the Company delivers consolidating financial statements pursuant to Section 7.1 showing that any of Company’s existing Subsidiaries has become a Material Foreign Subsidiary, the Company shall cause the Pledged Securities of such Material Foreign Subsidiary to be pledged pursuant to a supplement to the Pledge Agreement. The Company shall promptly take all actions as may be necessary or desirable to give to the Collateral Agent, for the ratable benefit of the holders of the Notes and the other Senior Secured Creditors, a valid and perfected first priority Lien on and security interest in the Pledged Securities of such Material Foreign Subsidiary and shall promptly deliver to the holders of the Notes (i) a supplement to the Pledge Agreement executed by each Pledgor of the Pledged Securities of such Material Foreign Subsidiary, (ii) a certificate executed by the secretary or an assistant secretary of each Pledgor as to (a) the incumbency and signatures of the officers of such Pledgor executing the supplement to the Pledge Agreement, and (b) the fact that the attached resolutions of the Board of Directors of such Pledgor authorizing the execution, delivery and performance of the supplement to the Pledge Agreement are in full force and effect and have not been modified or rescinded, (iii) at the request of a holder of any Note, a favorable opinion of counsel, in form and substance reasonably satisfactory to the holders of the Notes and their counsel, as to (a) the due organization and good standing of

Pledged Securities of each Material Foreign Subsidiary. In each instance such Pledgor, (b) the due authorization, execution and delivery by such Pledgor of the supplement to the Pledge Agreement, (c) the enforceability of the supplement to the Pledge Agreement, and (d) such other matters as the Required Holders may reasonably request, all of the foregoing to be satisfactory in form and substance to the holders of the Notes and their counsel; provided that the opinion described in this clause (iii) may be given by the Company’s in-house counsel and may contain reasonable assumptions, if necessary, relating to the fact that such counsel may not be admitted to practice law in the applicable jurisdiction, and (iv) such other assurances, certificates, documents, consents or opinions as the Required Holders reasonably may require.

(ii)

Foreign Subsidiary Guaranty. In each instance where the Company elects to comply with clause (y) of Section 9.6(a) above, within 5 days after the Company or any of its Restricted Subsidiaries acquires a Material Foreign Subsidiary or within 5 days after the Company delivers consolidating financial statements pursuant to Section 7.1 showing that any of Company’s existing Subsidiaries has become a Material Foreign Subsidiary, the Company shall cause such Material Foreign Subsidiary to execute and deliver a Foreign Subsidiary Guaranty. The Company shall promptly deliver to the holders of the Notes, together with the Foreign Subsidiary Guaranty, (i) a certificate executed by the secretary or an assistant secretary of such Material Foreign Subsidiary as to (a) the incumbency and signatures of the officers of such Material Foreign Subsidiary executing the Foreign Subsidiary Guaranty, and (b) the fact that the attached resolutions of the Board of Directors of such Material Foreign Subsidiary authorizing the execution, delivery and performance of the Foreign Subsidiary Guaranty are in full force and effect and have not been modified or rescinded, (ii) at the request of a holder of any Note, a favorable opinion of counsel, in form and substance reasonably satisfactory to the holders of the Notes and their counsel, as to (a) the due organization and good standing of such Material Foreign Subsidiary, (b) the due authorization, execution and delivery by such Material Foreign Subsidiary of the Foreign Subsidiary Guaranty, (c) the enforceability of the Foreign Subsidiary Guaranty, and (d) such other matters as the Required Holders may reasonably request, all of the foregoing to be satisfactory in form and substance to the holders of the Notes and their counsel; provided that the opinion described in this clause (ii) may be given by the Company’s in-house counsel and may contain reasonable assumptions, if necessary, relating to the fact that such counsel may not be admitted to practice law in the applicable jurisdiction, and (iii) such other assurances, certificates, documents, consents or opinions as the Required Holders reasonably may require.

(b)

Within 5 days after the Company or any of its Restricted Subsidiaries acquires a Material Domestic Subsidiary or within 5 days after the Company delivers consolidating financial statements pursuant to Section 7.1 showing that any of Company’s existing Subsidiaries has become a Material Domestic Subsidiary (but not later than the time when such Material Domestic Subsidiary provides a guaranty or co-obligor agreement to the lenders party to any Significant Credit Facility) the Company will (x) cause such Material Domestic Subsidiary to execute and deliver to the holders of the Notes a counterpart of the

Subsidiary Guaranty, and (y) if the lenders party to such Significant Credit Facility are not then party to the Amended and Restated Collateral Agency and Intercreditor Agreement (either directly or through their agent) cause such lenders (either directly or through their agent) to become party to the Amended and Restated Collateral Agency and Intercreditor Agreement. The Company shall promptly deliver to the holders of the Notes, together with such counterpart of the Subsidiary Guaranty (i) certified copies of such Material Domestic Subsidiary’s Articles or Certificate of Incorporation, together with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation, each to be dated a recent date prior to their delivery to the holders of the Notes, (ii) a copy of such Material Domestic Subsidiary’s Bylaws, certified by its corporate secretary or an assistant corporate secretary as of a recent date prior to their delivery to the holders of the Notes, (iii) a certificate executed by the secretary or an assistant secretary of such Material Domestic Subsidiary as to (a) the incumbency and signatures of the officers of such Material Domestic Subsidiary executing the counterpart of the Subsidiary Guaranty, and (b) the fact that the attached resolutions of the Board of Directors of such Material Domestic Subsidiary authorizing the execution, delivery and performance of the counterpart of the Subsidiary Guaranty are in full force and effect and have not been modified or rescinded, (iv) at the request of a holder of any Note, a favorable opinion of counsel to the Company and such Material Domestic Subsidiary, in form and substance reasonably satisfactory to the holders of the Notes and their counsel, as to (a) the due organization and good standing of such Material Domestic Subsidiary, (b) the due authorization, execution and delivery by such Material Domestic Subsidiary of the counterpart of the Subsidiary Guaranty, (c) the enforceability of the counterpart of the Material Domestic Subsidiary, and (d) such other matters as the Required Holders may reasonably request, all of the foregoing to be satisfactory in form and substance to the holders of the Notes and their counsel; provided, that the opinion described in clause (iv) above may be given by the Company’s in-house counsel and may contain reasonable assumptions, if necessary, relating to the fact that counsel to the Company and such Material Domestic Subsidiary may not be admitted to practice law in the applicable jurisdiction, and (v) such other assurances, certificates, documents, consents or opinions as the Required Holders reasonably may require.

        9.7         Maintenance of Ownership. The Company shall, at all times when Notes of an Issuer Subsidiary are outstanding, own, directly or indirectly, no less than 100% of the capital stock of such Issuer Subsidiary.

        9.8         Pari Passu Ranking. The Company and each Issuer Subsidiary shall cause its respective obligations under the Notes and this Agreement to at all times rank at least pari passu, without preference or priority, with all of their respective other outstanding and future secured and unsubordinated obligations, except for those obligations that are mandatorily preferred by law.

        9.9         Payment of Notes and Maintenance of Office. The Company and each Issuer Subsidiary will punctually pay, or cause to be paid, the principal and interest (and Make-Whole Amount, if any) to become due in respect of the Notes according to the terms thereof and will maintain an office at the address of the Company set forth in Section 18(c) hereof where notices, presentations and demands in respect hereof or the Notes may be made upon it. Such office will be maintained at such address until such time as such Company will notify the holders of the Notes of any change of location of such office.

10.         NEGATIVE COVENANTS.

                The Company covenants that during the Issuance Period and so long thereafter as any of the Notes are outstanding:

        10.1         Transactions with Affiliates.

                The Company will not and will not permit any Restricted Subsidiary to enter into, directly or indirectly, any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Restricted Subsidiary), except as approved by a majority of the disinterested directors of the Company, and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate; provided that the foregoing restrictions shall not apply to Standard Securitization Undertakings effected as part of a Permitted Securitization Program.

        10.2         Merger, Consolidation, Sale of Assets, etc.

(a)

The Company will not and will not permit any Restricted Subsidiary to consolidate with or merge with any other Person unless immediately after giving effect to any consolidation or merger no Default or Event of Default would exist and:

(i)

in the case of a consolidation or merger of a Restricted Subsidiary, (x) the Company or another Restricted Subsidiary is the surviving or continuing corporation, (y) the surviving or continuing corporation is or immediately becomes a Restricted Subsidiary, or (z) such consolidation or merger, if considered as the sale of the assets of such Restricted Subsidiary to such other Person, would be permitted by Section 10.2(c); and

(ii)

in the case of a consolidation or merger of the Company or an Issuer Subsidiary, as the case may be, the successor corporation or surviving corporation which results from such consolidation or merger (the “surviving corporation”), if not the Company or an Issuer Subsidiary, (A) is a solvent U.S. corporation, (B) executes and delivers to each holder of the Notes its assumption of (x) the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes, and (y) the due and punctual performance and observation of all of the covenants in this Agreement, the Collateral Documents and the Notes to be performed or observed by the Company or the Issuer Subsidiary, as applicable, and (C) furnishes to each holder of the Notes an opinion of counsel, reasonably satisfactory to the Required Holders, to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the surviving corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

(b)

The Company will not sell, lease (as lessor) or otherwise transfer all or substantially all of its assets in a single transaction or series of transactions to any Person unless immediately after giving effect thereto no Default or Event of Default would exist and:

(i)	the successor corporation to which all or substantially all of the Company’s assets have been sold, leased or transferred (the “successor corporation”) is a solvent U.S. corporation, and

(ii)

the successor corporation executes and delivers to each holder of the Notes its assumption of the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes, and the due and punctual performance and observation of all of the covenants in this Agreement, the Collateral Documents and the Notes to be performed or observed by the Company and shall furnish to such holders an opinion of counsel, reasonably satisfactory to the Required Holders, to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of such successor corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

                No such conveyance, transfer or lease of all or substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under this Agreement or the Notes.

(c)

The Company will not, and will not permit any Restricted Subsidiary to, sell, lease (as lessor), transfer, abandon or otherwise dispose of assets to any Person; provided that the foregoing restrictions do not apply to:

(i)	the sale, lease, transfer or other disposition of assets of the Company to a Restricted Subsidiary or of a Restricted Subsidiary to the Company or another Restricted Subsidiary;

(ii)

the sale in the ordinary course of business of inventory held for sale, or equipment, fixtures, supplies or materials that are no longer required in the operation of the business of the Company or any Restricted Subsidiary or are obsolete;

(iii)

the sale of property of the Company or any Restricted Subsidiary and the Company’s or any Restricted Subsidiary’s subsequent lease, as lessee, of the same property, within 270 days following the acquisition or construction of such property;

(iv)

the sale of assets of the Company or any Restricted Subsidiary for cash or other property to a Person or Persons (other than an Affiliate) if (A) such assets (valued at net book value) do not constitute a “substantial part” of the assets of the Company and the Restricted Subsidiaries, (B) in the opinion of a

Responsible Officer of the Company, the sale is for fair value and is in the best interests of the Company, and (C) immediately after giving effect to the transaction, no Default or Event of Default would exist; or

(v)

the sale of assets meeting the conditions set forth in clauses (B) and (C) of subparagraph (iv) above, as long as the net proceeds from such sale in excess of a substantial part of the assets of the Company and the Restricted Subsidiaries are (x) applied within 270 days of the date of receipt to the acquisition of productive assets useful and intended to be used in the operation of the business of the Company or the Restricted Subsidiaries, or (y) used to repay any Indebtedness of the Company (which in the case of the Notes shall be with the Make-Whole Amount) or the Restricted Subsidiaries (other than Indebtedness that is in any manner subordinated in right of payment or security in any respect to Indebtedness evidenced by the Notes, Indebtedness owing to the Company, any of its Subsidiaries or any Affiliate and Indebtedness in respect of any revolving credit or similar credit facility providing the Company or any of the Restricted Subsidiaries with the right to obtain loans or other extensions of credit from time to time, except to the extent that in connection with such payment of Indebtedness the availability of credit under such credit facility is permanently reduced not later than 270 days after the date of receipt of such proceeds by an amount not less than the amount of such proceeds applied to the payment of such Indebtedness).

(d)

For purposes of Section 10.2(c), a sale of assets will be deemed to involve a “substantial part” of the assets of the Company and the Restricted Subsidiaries if the book value of such assets, together with all other assets sold during such fiscal year (except those assets sold pursuant to clauses (i) through (iii) of Section 10.2(c)), exceeds 10% of the Consolidated Total Assets of the Company and the Restricted Subsidiaries determined as of the end of the immediately preceding fiscal year.

(e)

The Company will not, and will not permit any Restricted Subsidiary to, issue shares of stock (or any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of any Restricted Subsidiary except (i) to the Company, (ii) to a Wholly-Owned Restricted Subsidiary, (iii) to any Restricted Subsidiary that owns equity in the Restricted Subsidiary issuing such equity, or (iv) with respect to a Restricted Subsidiary that is a partnership or joint venture, to any other Person who is a partner or equity owner if such issuance is made pursuant to the terms of the Joint Venture Agreement or Partnership Agreement entered into in connection with the formation of such partnership or joint venture; provided, that Restricted Subsidiaries may issue directors’ qualifying shares and shares required to be issued by any applicable foreign law regarding foreign ownership requirements. The Company will not, and will not permit any Restricted Subsidiary to sell, transfer or otherwise dispose of its interest in any stock (or any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of any Restricted Subsidiary (except to the Company or a Wholly-Owned Restricted Subsidiary) unless such sale, transfer or disposition would be permitted under Section 10.2(c).

        10.3         Liens.

                The Company will not and will not permit any of the Restricted Subsidiaries to directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any Restricted Subsidiary, whether now owned or hereafter acquired, or any income or profits therefrom (unless the Company makes, or causes to be made, effective provision whereby the Notes will be equally and ratably secured with any and all other obligations thereby secured, such security to be pursuant to an agreement reasonably satisfactory to the Required Holders and, in any such case, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of the Notes may be entitled under applicable law, of any equitable Lien on such property), except for the following (which are collectively referred to as “Permitted Liens”):

        (a)     Liens for taxes, assessments or other governmental charges which are not yet delinquent or that are being contested in good faith;

        (b)     Liens incidental to the conduct of business or the ownership of properties and assets (including landlords’, carriers’, warehousemen’s, mechanics’ materialmen’s, and other similar Liens) and Liens to secure the performance of bids, tenders, leases or trade contracts, or to secure statutory obligations (including obligations under workers compensation, unemployment insurance and other social security legislation), surety or appeal bonds or other Liens incurred in the ordinary course of business and not in connection with the borrowing of money;

        (c)     Liens resulting from judgments, unless such judgments are not, within 60 days, discharged or stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

        (d)     Liens securing Indebtedness of a Restricted Subsidiary owed to the Company or to a Wholly-Owned Restricted Subsidiary;

        (e)     Liens in existence on the date of this Agreement and reflected in Schedule 10.3 hereto;

        (f)     minor survey exceptions and the like which do not Materially detract from the value of such property;

        (g)     leases, subleases, easements, rights of way, restrictions and other similar charges or encumbrances incidental to the ownership of property or assets or the ordinary conduct of the Company’s or any of the Restricted Subsidiaries’ businesses, provided that the aggregate of such Liens do not Materially detract from the value of such property;

        (h)     Liens (i) existing on property at the time of its acquisition or construction by the Company or a Restricted Subsidiary and not created in contemplation thereof; (ii) on property created contemporaneously with its acquisition or within 180 days of the acquisition or completion of construction or improvement thereof to secure the purchase price or cost of construction or improvement thereof, including such Liens arising under Capital Leases; or (iii) existing on property of a Person at the time such Person is acquired by, consolidated with, or merged into the Company or a Restricted Subsidiary and not created in contemplation thereof; provided that such Liens shall attach solely to the property acquired or constructed and the principal amount of the Indebtedness secured by the Lien shall not exceed the principal amount of such Indebtedness just prior to the time such Person is consolidated with or merged into the Company or a Restricted Subsidiary;

        (i)     Liens on receivables of the Company or a Restricted Subsidiary and the related assets of the type specified in clauses (A) through (D) in the definition of “Permitted Securitization Program” in connection with any Permitted Securitization Program;

        (j)     Liens in favor of the holders of the Notes and the other Senior Secured Creditors party to the Amended and Restated Collateral Agency and Intercreditor Agreement in connection with the pledge of the Pledged Securities of each Material Foreign Subsidiary;

        (k)     banker’s Liens and similar Liens (including set-off rights) in respect of bank deposits; provided, however, that any such Liens held by parties to the Amended and Restated Collateral Agency and Intercreditor Agreement will be governed by and subject to the Amended and Restated Collateral Agency and Intercreditor Agreement;

        (l)     Liens in favor of customs and revenue authorities as a matter of law to secure payment of custom duties and in connection with the importation of goods in the ordinary course of the Company’s and its Subsidiaries’ business;

        (m)     any Lien renewing, extending or replacing Liens permitted by Sections 10.3(e), (h), and (i), provided that (i) the principal amount of the Indebtedness secured is neither increased nor the maturity thereof changed to an earlier date, (ii) such Lien is not extended to any other property, and (iii) immediately after such extension, renewal or refunding, no Default or Event of Default would exist; and

        (n)     other Liens securing Indebtedness not otherwise permitted by paragraphs (a) through (m) of this Section 10.3, provided that Priority Indebtedness shall not, at any time, exceed an amount equal to 13% of Consolidated Net Worth.

Any Lien originally incurred in compliance with paragraph (n) of this Section 10.3 may be renewed, extended or replaced so long as the conditions set forth in subparagraphs (i), (ii) and (iii) of paragraph (m) of this Section 10.3 are satisfied.

        10.4         Minimum Consolidated Net Worth.

                The Company will not, at any time, permit Consolidated Net Worth to be less than the sum of (i) $271,935,200, (ii) an aggregate amount equal to 60% of Consolidated Net Income (but, in each case, only if a positive number) earned in (a) the six months ended December 31, 2000, and (b) each complete fiscal year thereafter, and (iii) 50% of the net proceeds realized by the Company and its Restricted Subsidiaries from the sale of Equity

Securities subsequent to June 30, 2000, excluding issuances of Equity Securities upon exercise of employee stock options or rights under any employee benefit plans (excluding such exercise by any Person who owns greater than 5% of the Equity Securities of the Company), issuances of Equity Securities in connection with acquisitions by the Company and its Restricted Subsidiaries, and reissuances of up to $60,000,000 of treasury securities purchased by the Company after October 12, 2000.

        10.5         Limitation on Indebtedness.

        (a)     The Company will not permit at any time (i) the ratio of Total Indebtedness to EBITDA for the four most recently ended fiscal quarters of the Company to be greater than 1.85 to 1.0, or (ii) Priority Indebtedness to exceed 13% of Consolidated Net Worth.

        (b)     [Intentionally Omitted.]

        (c)     The Company will not, and will not permit any Restricted Subsidiary to, incur, assume or create any Indebtedness under any Significant Credit Facility unless each of the lenders under such Significant Credit Facility immediately becomes a party to the Amended and Restated Collateral Agency and Intercreditor Agreement.

        10.6         Minimum Fixed Charges Coverage.

                The Company will not permit, as of the end of each fiscal quarter of the Company, the ratio of Consolidated Income Available for Fixed Charges to Fixed Charges, for the period consisting of such fiscal quarter and the preceding three fiscal quarters, to be less than 2.75 to 1.0.

        10.7         Nature of the Business.

                The Company will not, and will not permit any Restricted Subsidiary, to engage in any business if, as a result, the general nature of the business of the Company and the Restricted Subsidiaries, taken as a whole, which would then be engaged in by the Company and the Restricted Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and the Restricted Subsidiaries, taken as a whole, on the date of this Agreement.

        10.8         Designation of Restricted and Unrestricted Subsidiaries.

                The Company may designate in writing to each of the holders of the Notes any Unrestricted Subsidiary as a Restricted Subsidiary and may designate in writing to each of the holders of the Notes any Restricted Subsidiary as an Unrestricted Subsidiary; provided that (i) no such designation of a Restricted Subsidiary as an Unrestricted Subsidiary shall be effective unless (A) such designation is treated as a transfer under Section 10.2 and such designation is permitted by Section 10.2, and (B) such Subsidiary does not own any stock, other equity interest or Indebtedness of the Company or a Restricted Subsidiary; and (ii) no such designation shall be effective unless, immediately after giving effect thereto no Default or Event of Default would exist; provided, further, that any Subsidiary that has been designated as a Restricted Subsidiary or an Unrestricted Subsidiary may not thereafter be redesignated as a Restricted Subsidiary or an

Unrestricted Subsidiary, as the case may be, more than once; and provided, further, that no Securitization Entity shall be a Restricted Subsidiary unless designated as such by the Company. Notwithstanding anything to the contrary in this Agreement, upon any Unrestricted Subsidiary becoming a Material Subsidiary, it shall immediately be deemed to be a Restricted Subsidiary.

        10.9         Limitation on Swap Agreements.

                The Company will not, and will not permit any Restricted Subsidiary to, have any obligations (contingent or otherwise) existing or arising under any Swap Agreement, unless such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of mitigating risks associated with liabilities, commitments or assets held by such Person, and not for purposes of speculation.

        10.10         Limitation on Restricted Payments.

                The Company will not, and will not permit any Restricted Subsidiary to, do any of the following if a Default or Event of Default exists or would exist immediately after giving effect thereto:

        (a)     Declare or pay any dividends, either in cash or property, on any shares of capital stock of any class of the Company or any Restricted Subsidiary (except (i) dividends or other distributions payable solely in shares of common stock, and (ii) dividends and distributions paid by a Restricted Subsidiary solely to the Company or a Wholly-Owned Restricted Subsidiary); or

        (b)     Directly or indirectly, or through any Restricted Subsidiary, purchase, redeem or retire any shares of capital stock of any class of the Company or any Restricted Subsidiary or any warrants, rights or options to purchase or acquire any shares of capital stock of the Company or any Restricted Subsidiary; or

        (c)     Make any other payment or distribution, either directly or indirectly or through any Restricted Subsidiary, in respect of capital stock of any class of the Company or any Restricted Subsidiary (except payments and distributions made by a Restricted Subsidiary solely to the Company or a Wholly-Owned Restricted Subsidiary).

11.         EVENTS OF DEFAULT.

        An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

        (a)     the Company or any Issuer Subsidiary defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

        (b)     the Company or any Issuer Subsidiary defaults in the payment of any interest on any Note or any amount payable under Section 14.4 for more than five Business Days after the same becomes due and payable; or

        (c)     the Company defaults in the performance of or compliance with any term contained in Section 10; or

        (d)     the Company or any of its Subsidiaries defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) or in any Collateral Document and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default, and (ii) the Company or such Subsidiary receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this paragraph (d) of Section 11); or

        (e)     any representation or warranty made in writing by or on behalf of the Company, any Issuer Subsidiary or any Subsidiary Guarantor or by any officer of the Company, any Issuer Subsidiary or any Subsidiary Guarantor in this Agreement, the Collateral Documents or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made; or

        (f)     (i) the Company or any Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness beyond any period of grace provided with respect thereto, or (ii) the Company or any Restricted Subsidiary is in default for more than 20 Business Days in the performance of or compliance with any term of any evidence of any Indebtedness or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition (x) such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be) due and payable before its stated maturity or before its regularly scheduled dates of payment, or (y) one or more Persons have the right to require the Company or any Restricted Subsidiary to purchase or repay such Indebtedness, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Restricted Subsidiary has become obligated to purchase or repay any Indebtedness before its regular maturity or before its regularly scheduled dates of payment, or (y) one or more Persons have exercised any right to require the Company or any Restricted Subsidiary to purchase or repay such Indebtedness, provided that the aggregate amount of all foregoing Indebtedness with respect to which a payment, performance or compliance default shall have occurred or a failure or other event causing or permitting the purchase or repayment by the Company or any Restricted Subsidiary shall have occurred exceeds $7,500,000; or

        (g)     the Company, any Issuer Subsidiary or any Material Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

        (h)     a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company, any Issuer Subsidiary or any Material Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, any Issuer Subsidiary or any Material Subsidiary, or any such petition shall be filed against the Company, any Issuer Subsidiary or any Material Subsidiary and such petition shall not be dismissed within 60 days; or

        (i)     a final judgment or judgments for the payment of money aggregating in excess of $10,000,000 are rendered against one or more of the Company, any Issuer Subsidiary and any Restricted Subsidiary and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

        (j)     the Subsidiary Guaranty ceases to be in full force and effect with respect to any Material Domestic Subsidiary, or any Material Domestic Subsidiary contests the validity thereof; or

        (k)     the Pledge Agreement ceases to be in full force and effect with respect to any Material Foreign Subsidiary, any Pledgor contests the validity of the Pledge Agreement, or the Collateral Agent shall fail to have a valid, perfected and enforceable first priority security interest in the Pledged Securities; or

        (l)     a Foreign Subsidiary Guaranty ceases to be in full force and effect with respect to any Material Foreign Subsidiary (or any other Foreign Subsidiary executing such Foreign Subsidiary Guaranty), or any Material Foreign Subsidiary (or any other Foreign Subsidiary executing such Foreign Subsidiary Guaranty) contests the validity thereof; or

        (m)     the Parent Guaranty shall cease to be in full force and effect or shall be declared by a court or administrative or governmental body of competent jurisdiction to be void, voidable or unenforceable against the Company, or the validity or enforceability of the Parent Guaranty against the Company shall be contested by the Company, or any Subsidiary or Affiliate of the Company, or the Company, or any Subsidiary or Affiliate of the Company, shall deny that the Company has any further liability or obligation under the Parent Guaranty; or

        (n)     (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed 5% of Consolidated Net Worth as of the end of the most recently ended fiscal quarter of the Company, (iv) the Company or any of its Subsidiaries establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any of its Subsidiaries thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(n), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

12.         REMEDIES ON DEFAULT, ETC.

        12.1         Acceleration.

        (a)     If an Event of Default with respect to the Company or any Issuer Subsidiary described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

        (b)     If any other Event of Default has occurred and is continuing, any holder or holders of more than 50% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

        (c)     If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

        Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company and each Issuer Subsidiary acknowledge, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company or such Issuer Subsidiary (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company or such Issuer Subsidiary in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

        12.2         Other Remedies.

                If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, in the Collateral Documents or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

        12.3         Rescission.

                At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences, and at any time after any Notes have become due and payable pursuant to clause (a) of Section 12.1, the holders of all Notes then outstanding, by written notice to the Company, may rescind acceleration of the Notes resulting from the occurrence of an Event of Default described in paragraph (h) of Section 11, if in each case (i) the Company or the Issuer Subsidiary has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (ii) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration or acceleration, have been cured or have been waived pursuant to Section 17, and (iii) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

        12.4         No Waivers or Election of Remedies, Expenses, etc.

                No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement, the Collateral Documents or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

13.         REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

        13.1         Registration of Notes.

        The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

        13.2         Transfer and Exchange of Notes.

                Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company or the applicable Issuer Subsidiary shall execute and deliver, at its expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit A. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company or the applicable Issuer Subsidiary may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000 (or its equivalent if denominated in another currency), provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000 (or its equivalent if denominated in another currency). Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Section 6. Each transferee of a Note shall, as a condition to transfer, simultaneously become a party to the the Amended and Restated Collateral Agency and Intercreditor Agreement. Each transferee of a Note which was not previously a holder of the Notes under this Agreement and which is not incorporated under the laws of the United States of America or a state thereof shall, within three Business Days of becoming a holder, deliver to the Company such certificate and other evidence as the Company may reasonably request to establish that such holder is entitled to receive payments under the Notes without deduction or withholding of any United States federal income taxes.

        13.3         Replacement of Notes.

                Upon receipt by the Company or the applicable Issuer Subsidiary of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

        (a)     in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

        (b)     in the case of mutilation, upon surrender and cancellation thereof,

the Company or such Issuer Subsidiary at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.         PAYMENTS ON NOTES.

        14.1         Place of Payment.

        Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Provo, Utah at the principal office of the Company in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

        14.2         Home Office Payment.

                So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company and each Issuer Subsidiary will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by wire transfer of immediately available funds to the account or accounts specified in the Purchaser Schedule to the Confirmation of Acceptance with respect to such Note, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company or such Issuer Subsidiary in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company or such Issuer Subsidiary made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by any Purchaser or its nominee such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company and each Issuer Subsidiary will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased under this Agreement that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

        14.3         Currency of Payments.

        (a)     All payments under this Agreement and the Notes shall be made in the Available Currency in which the relevant Notes are denominated.

        (b)     All expenses required to be reimbursed pursuant to this Agreement or the Notes shall be reimbursed in the currency in which such expenses were originally incurred.

        (c)     To the fullest extent permitted by applicable law, the obligation of the Company and each Issuer Subsidiary in respect of any amount due under or in respect of this Agreement and the Notes, notwithstanding any payment in any currency other than the currency required to be used to pay such amount (as set forth in this Section 14.3(c)), whether as a result of (1) any judgment or order or the enforcement thereof, (2) the realization on any security, (3) the liquidation of the Company or any Issuer Subsidiary, (4) any voluntary payment by the Company or any Issuer Subsidiary or any of them or (5) any other reason, shall be discharged only to the extent of the amount of the applicable Available Currency that each holder of Notes entitled to receive such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the New York Business Day immediately following the day on which such holder receives such payment and if the amount in such Available Currency that may be so purchased for any reason is less than the amount originally due, the Company or the applicable Issuer Subsidiary shall indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Agreement and the Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or the Notes or under any judgment or order.

        14.4         Payments Free and Clear of Taxes.

        (a)     Payments. The Company and each Issuer Subsidiary will pay all amounts of principal of, applicable Make-Whole Amount, if any, and interest on the Notes, and all other amounts payable hereunder or under the Notes, without set-off or counterclaim and free and clear of, and without deduction or withholding for or on account of, all present and future income, stamp, documentary and other taxes and duties, and all other levies, imposts, charges, fees, deductions and withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (except net income taxes and franchise taxes in lieu of net income taxes imposed on any holder of any Note by its jurisdiction of incorporation or the jurisdiction in which its applicable lending office is located) (all such non-excluded taxes, duties, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called “Taxes”). If any Taxes are required to be withheld from any amounts payable to a holder of any Notes, the amounts so payable to such holder shall be increased to the extent necessary to yield such holder (after payment of all Taxes) interest on any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by the Company or such Issuer Subsidiary, as promptly as possible thereafter, the Company or such Issuer Subsidiary shall send to each holder of the Notes, a certified copy of an original official receipt received by the Company or such Issuer Subsidiary showing payment thereof. If the Company or such Issuer Subsidiary fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to each holder of the Notes the required receipts or other required documentary evidence, the Company or such Issuer Subsidiary shall indemnify each holder of the Notes for any taxes (including interest or penalties) that may become payable by such holder as a result of any such failure. The obligations of the Company and each Issuer Subsidiary under this subsection 14.4(a) shall survive the payment and performance of the Notes and the termination of this Agreement.

        (b)     Withholding Exemption Certificates. On or prior to the applicable Closing Day, each holder of the Notes which is not organized under the laws of the United States of America or a state thereof shall deliver to the Company such certificates and other evidence as the Company may reasonably request to establish that such holder is entitled to receive payments under the Notes without deduction or withholding of any United States federal income taxes. Each such holder further agrees (i) promptly to notify the Company of any change of circumstances (including any change in any treaty, law or regulation) which would prevent such holder from receiving payments under the Notes without any deduction or withholding of such taxes, and (ii) on or before the date that any certificate or other form delivered by such holder under this Section 14.4(b) expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent such certificate or form previously delivered by such holder, to deliver to the Company a new certificate or form, certifying that such holder is entitled to receive payments under the Notes without deduction or withholding of such taxes. If any holder of the Notes which is not organized under the laws of the United States of America or a state thereof fails to provide to the Company pursuant to this Section 14.4(b) (or in the case of a transferee of a Note, Section 13.2) any certificates or other evidence required by such provision to establish that such holder is, at the time it becomes a holder, entitled to receive payments under the Notes without deduction or withholding of any United States federal income taxes, such holder shall not be entitled to any indemnification under Section 14.4(a) for any Taxes imposed on such holder.

15.     EXPENSES, ETC.

        15.1         Transaction Expenses.

                Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of one special counsel and, if reasonably required, local or other counsel) incurred by the Collateral Agent, each Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Collateral Documents or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Collateral Documents or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Collateral Documents or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby, by the Collateral Documents and by the Notes. The Company will pay, and will save each holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by such holder).

        15.2         Survival.

                The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Collateral Documents or the Notes, and the termination of this Agreement and the Collateral Documents.

16.         SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

        All representations and warranties contained herein, in the Collateral Documents or in any Confirmation of Acceptance shall survive the execution and delivery of this Agreement, the Collateral Documents, such Confirmation of Acceptance and the Notes, the purchase or transfer by any holder of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement or the Collateral Documents shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Collateral Documents and the Notes embody the entire agreement and understanding between the Prudential and the Purchasers, on the one hand, and the Company and each Issuer Subsidiary, on the other hand, and supersede all prior agreements and understandings relating to the subject matter hereof.

17.         AMENDMENT AND WAIVER.

        17.1         Requirements.

                This Agreement and the Collateral Documents may be amended, and the Company (or any Issuer Subsidiary, as applicable) may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company (or such Issuer Subsidiary, as applicable) shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) of the Notes, except that:

(i)

without the written consent of the holders of all Notes of a particular Series, and if an Event of Default shall have occurred and be continuing, of the holders of all Notes of all Series, at the time outstanding, the Notes of such Series may not be amended or the provisions thereof waived to change the maturity thereof, to change or affect the principal thereof, or to change or affect the rate or time of payment of interest on or any Make-Whole Amount payable with respect to the Notes of such Series,

(ii)

without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to or waiver of the provisions of this Agreement shall change or affect the provisions of Section 12 or this Section 17 insofar as such provisions relate to proportions of the principal amount of the Notes of any Series, or the rights of any individual holder of Notes, required with respect to any declaration of Notes to be due and payable or with respect to any consent, amendment, waiver or declaration,

(iii)

without the written consent of Prudential, the provisions of Section 2B may not be amended or waived (provided that if any such amendment or waiver would affect any rights or obligations with respect to the purchase and sale of Notes which shall have become Accepted Notes prior to such amendment or waiver, the requirements of clause (iv), below, must also be satisfied), and

(iv)

without the written consent of all of the Purchasers which shall have become obligated to purchase Accepted Notes of any Series, no provision of Sections 2B or 3 may be amended or waived if such amendment or waiver would affect the rights or obligations with respect to the purchase and sale of the Accepted Notes of such Series or the terms and provisions of such Accepted Notes.

Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this Section 17, whether or not such Note shall have been marked to indicate such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.

As used herein, the term “this Agreement” and “the Collateral Documents” and references thereto shall mean this Agreement and the Collateral Documents, respectively, as they may from time to time be amended or supplemented.

        17.2         Notes held by Company, etc.

                Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes or any Series thereof then outstanding have approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes or any Series thereof, or have directed the taking of any action provided herein or in the Notes or any Series thereof to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes or any Series thereof then outstanding, Notes or any Series thereof directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18.         NOTICES.

                All notices and communications provided for hereunder (other than communication provided for in Section 2, which shall be provided as contemplated therein) shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

        (a)     if to any Purchaser or its nominee, to such Person at the address specified for such communications in the Purchaser Schedule attached to the applicable Confirmation of Acceptance, or at such other address as such Person shall have specified to the Company in writing,

        (b)     if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

        (c)     if to the Company or any Issuer Subsidiary, to the Company at One Nu Skin Plaza, 75 West Center Street, Provo, Utah 84601 to the attention of the Chief Financial Officer, or at such other address as the Company or such Issuer Subsidiary shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed to have been given and received when delivered at the address so specified. Any communication pursuant to Section 2 shall be made by a method specified for such communication in Section 2, and shall be effective to create any rights or obligations under this Agreement only if, in the case of a telephone communication, an Authorized Officer of the party conveying the information and of the party receiving the information are parties to the telephone call, and in the case of a telefacsimile communication, the communication is signed by an Authorized Officer of the party conveying the information, addressed to the attention of an Authorized Officer of the party receiving the information, and in fact received at the telefacsimile terminal the number of which is listed for the party receiving the communication on the Information Schedule hereto or at such other telefacsimile terminal as the party receiving the information shall have specified in writing to the party sending such information.

19.         REPRODUCTION OF DOCUMENTS.

                This Agreement, the Collateral Documents and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser may at the Closing Day (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.         CONFIDENTIAL INFORMATION.

                For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on its behalf, (c) otherwise becomes known to such Purchaser other than through disclosure (x) by the Company or any Subsidiary, or (y) by another Person known by such Purchaser to be bound by a confidentiality agreement with the Company, or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by it in good faith to protect confidential information of third parties delivered to it, provided that each Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by any Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which such Purchaser sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which such Purchaser offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process (provided that such Purchaser give prompt notice to the Company of such subpoena or legal process to the extent such Purchaser is legally permitted to do so), (y) in connection with any litigation to which such Purchaser is a party, or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under its Notes, this Agreement and the Collateral Documents. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21.         GUARANTEED OBLIGATIONS.

        21.1         Guaranteed Obligations.

                The Company, in consideration of the execution and delivery of this Agreement and the purchase by the Purchasers of any Notes issued by an Issuer Subsidiary, hereby irrevocably, unconditionally, absolutely, jointly and severally guarantees, on a continuing basis, to each holder of Notes as and for the Company’s own debt, until final and indefeasible payment has been made the due and punctual payment by each Issuer Subsidiary of the principal of, and interest, and the Make-Whole Amount (if any) on, the Notes issued by such Issuer Subsidiary at any time outstanding and the due and punctual payment of all other amounts payable, and all other indebtedness owing, by such Issuer Subsidiary to the holders of such Notes under this Agreement and such Notes, in each case when and as the same shall become due and payable, whether at maturity, pursuant to mandatory or optional prepayment, by acceleration or otherwise, all in accordance with the terms and provisions hereof and thereof; it being the intent of the Company that the guaranty set forth herein shall be a continuing guaranty of payment and not a guaranty of collection. All of the obligations set forth in this Section 21.1 are referred to herein as the “Guaranteed Obligations” and the guaranty thereof set forth in this Section 21 is referred to herein as the “Parent Guaranty.”

        21.2         Payments and Performance.

                In the event that an Issuer Subsidiary fails to make, on or before the due date thereof, any payment to be made of any principal amount of, or interest or Make-Whole Amount on, or in respect of, the Notes issued by such Issuer Subsidiary or of any other amounts due to any holder of Notes under the Notes or this Agreement, after giving effect to any applicable grace periods or cure provisions or waivers or amendments, the Company shall cause forthwith to be paid the moneys in respect of which such failure has occurred in accordance with the terms and provisions of this Agreement and the Notes. In furtherance of the foregoing, if any or all of the Notes have been accelerated as provided in Section 12.1 (and such acceleration has not been rescinded), the Guaranteed Obligations in respect of such Notes shall forthwith become due and payable without notice, regardless of whether the acceleration of such Notes shall be stayed, enjoined, delayed or deemed ineffective. Nothing shall discharge or satisfy the obligations of the Company hereunder except the full, final and indefeasible payment of the Guaranteed Obligations.

        21.3         Releases.

                The Company consents and agrees that, without any notice whatsoever to or by the Company, except with respect to any action (but not any failure to act) referred to in clauses (i), (ii) and (iv) below (it being understood that the Company shall be deemed to have notice of any matter as to which any Issuer Subsidiary has knowledge), and without impairing, releasing, abating, deferring, suspending, reducing, terminating or otherwise affecting the obligations of the Company hereunder, each holder of Notes, by action or inaction, may:

(i)

compromise or settle, renew or extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not, enforce, or may, by action or inaction, release all or any one or more parties to, any one or more of the Notes, this Agreement, or any other guaranty or agreement or instrument related thereto or hereto;

(ii)	assign, sell or transfer, or otherwise dispose of, any one or more of the Notes;

(iii)

grant waivers, extensions, consents and other indulgences of any kind whatsoever to any Issuer Subsidiary or any other Person liable in any manner in respect of all or any part of the Guaranteed Obligations;

(iv)

amend, modify or supplement in any manner whatsoever and at any time (or from time to time) any one or more of the Notes, this Agreement, or any other guaranty or any agreement or instrument related thereto or hereto;

(v)	release or substitute any one or more of the endorsers or guarantors of the Guaranteed Obligations whether parties hereto or not; and

(vi)

sell, exchange, release, accept, surrender or enforce rights in, or fail to obtain or perfect or to maintain, or cause to be obtained, perfected or maintained, the perfection of any security interest or other Lien on, by action or inaction, any property at any time pledged or granted as security in respect of the Guaranteed Obligations, whether so pledged or granted by the Company, any Issuer Subsidiary or any other Person.

                The Company hereby ratifies and confirms any such action specified in this Section 21.3 and agrees that the same shall be binding upon the Company. The Company hereby waives any and all defenses, counterclaims or offsets which the Company might or could have by reason thereof.

        21.4         Waivers.

To the fullest extent permitted by law, the Company hereby waives:

(i)	notice of acceptance of this Agreement;

(ii)

notice of any purchase or acceptance of the Notes under this Agreement, or the creation, existence or acquisition of any of the Guaranteed Obligations, subject to the Company’s right to make inquiry of each holder of Notes to ascertain the amount of the Guaranteed Obligations at any reasonable time;

(iii)	notice of the amount of the Guaranteed Obligations, subject to the Company’s right to make inquiry of each holder of Notes to ascertain the amount of the Guaranteed Obligations at any reasonable time;

(iv)	notice of adverse change in the financial condition of any Issuer Subsidiary or any other guarantor or any other fact that might increase the Company’s risk hereunder;

(v)	notice of presentment for payment, demand, protest, and notice thereof as to the Notes or any other instrument;

(vi)	notice of any Default or Event of Default, so long as any Issuer Subsidiary has knowledge thereof;

(vii)	all other notices and demands to which the Company might otherwise be entitled (except if such notice or demand is specifically otherwise required to be given to the Company under this Agreement);

(viii)

the right by statute or otherwise to require any or each holder of Notes to institute suit against any Issuer Subsidiary or any other guarantor or to exhaust the rights and remedies of any or each holder of Notes against any Issuer

Subsidiary or any other guarantor, the Company being bound to the payment of each and all Guaranteed Obligations, whether now existing or hereafter accruing, as fully as if such Guaranteed Obligations were directly owing to each holder of Notes by the Company;

(ix)

any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations shall have been fully, finally and indefeasibly paid) of any Issuer Subsidiary or by reason of the cessation from any cause whatsoever of the liability of any Issuer Subsidiary in respect thereof;

(x)

any stay (except in connection with a pending appeal), valuation, appraisal, redemption or extension law now or at any time hereafter in force that, but for this waiver, might be applicable to any sale of property of the Company made under any judgment, order or decree based on this Agreement, and the Company covenants that it will not at any time insist upon or plead, or in any manner claim or take the benefit or advantage of any such law; and

(xi)

at all times prior to full, final and indefeasible payment of the Guaranteed Obligations, any claim of any nature arising out of any right of indemnity, contribution, reimbursement, indemnification or any similar right or any claim of subrogation (whether such right or claim arises under contract, common law or statutory or civil law (including, without limitation, section 509 of the United States Bankruptcy Code)) arising in respect of any payment made under this Agreement or in connection with this Agreement, against any Issuer Subsidiary or the estate of any Issuer Subsidiary (including Liens on the property of any Issuer Subsidiary or the estate of any Issuer Subsidiary), in each case whether or not any Issuer Subsidiary at any time shall be the subject of any proceeding brought under any Bankruptcy Law, and the Company further agrees that, except as provided in Section 21.9, it will not file any claims against any Issuer Subsidiary or the estate of any Issuer Subsidiary in the course of any such proceeding or otherwise, and further agrees that each holder of Notes may specifically enforce the provisions of this clause (xi).

        21.5         Marshaling.

The Company consents and agrees:

        (a)     that each holder of Notes, and each Person acting for the benefit of one or more of the holders of Notes, shall be under no obligation to marshal any assets in favor of the Company or against or in payment of any or all of the Guaranteed Obligations; and

        (b)     that, to the extent that any Issuer Subsidiary makes a payment or payments to any holder of Notes, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required, for any of the foregoing reasons or for any other reason, to be repaid or paid over to a custodian, trustee, receiver or any other party under any Bankruptcy Law, other common or civil law, or equitable cause, then, to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied thereby shall be revived and continued in full force and effect as if such payment or payments had not been made and the Company shall be primarily liable for such obligation.

        21.6         Immediate Liability.

                The Company agrees that the liability of the Company in respect of this Parent Guaranty shall be immediate and shall not be contingent upon the exercise or enforcement by any holder of Notes or any other Person of whatever remedies such holder of Notes or other Person may have against any Issuer Subsidiary or any other guarantor or the enforcement of any Lien or realization upon any security such holder of Notes or other Person may at any time possess.

        21.7         Primary Obligations.

                This Parent Guaranty is a primary and original obligation of the Company and is an absolute, unconditional, continuing and irrevocable guaranty of payment and shall remain in full force and effect without respect to any action by any holder of Notes specified in Section 21.3 hereof or any future changes in conditions, including, without limitation, change of law or any invalidity or irregularity with respect to the issuance or assumption of any obligations (including, without limitation, the Notes) of or by any Issuer Subsidiary or any other guarantor, or with respect to the execution and delivery of any agreement (including, without limitation, the Notes and this Agreement) by any Issuer Subsidiary or any other Person.

        21.8         No Reduction or Defense.

                The obligations of the Company under this Agreement, and the rights of any holder of Notes to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination, whether by reason of any claim of any character whatsoever or otherwise (other than payment in full of all amounts owing hereunder or under the Notes), including, without limitation, claims of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense (other than any defense based upon the irrevocable payment in full of the obligations under this Agreement and the Notes), set-off, counterclaim, recoupment or termination whatsoever.

                Without limiting the generality of the foregoing, the obligations of the Company shall not be discharged or impaired by:

        (a)     any default (including, without limitation, any Default or Event of Default), failure or delay, willful or otherwise, in the performance of any obligations by any Issuer Subsidiary or any of its respective Subsidiaries or Affiliates;

        (b)     any proceeding of, or involving, any Issuer Subsidiary under any Bankruptcy Law, or any merger, consolidation, reorganization, dissolution, liquidation, sale of assets or winding up or change in corporate constitution or corporate identity or loss of corporate identity of any Issuer Subsidiary or any of its Subsidiaries or Affiliates;

        (c)     any incapacity or lack of power, authority or legal personality of, or dissolution or change in the directors, stockholders or status of, any Issuer Subsidiary or any of its Subsidiaries or any other Person (other than the Company);

        (d)     impossibility or illegality of performance on the part of any Issuer Subsidiary under this Agreement or the Notes;

        (e)     the invalidity, irregularity or unenforceability of the Notes, this Agreement or any documents referred to therein or herein;

        (f)     in respect of any Issuer Subsidiary, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to any Issuer Subsidiary, or impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), terrorist activities, civil commotions, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials or any other causes affecting performance, or any other force majeure, whether or not beyond the control of any Issuer Subsidiary and whether or not of the kind hereinbefore specified;

        (g)     any attachment, claim, demand, charge, Lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, indebtedness, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against any Person, corporation or entity, or any claims, demands, charges, Liens or encumbrances of any nature, foreseen or unforeseen, incurred by any Person, or against any sums payable under this Agreement or the Notes, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided; or

        (h)     any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any governmental authority or agency thereof, or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by any Issuer Subsidiary of its obligations under this Agreement or the Notes, as the case may be.

        21.9         Subordination.

                In the event that, for any reason whatsoever, any Issuer Subsidiary is now or hereafter becomes indebted or obligated to the Company in any manner, the Company agrees that the amount of such obligation, interest thereon if any, and all other amounts due with respect thereto, shall, at all times during the existence of a Default or an Event of Default, be subordinate as to time of payment and in all other respects to all the Guaranteed Obligations, and the Company shall not be entitled to enforce or receive payment thereof until all sums then due and owing to the holders of the Notes in respect of the Guaranteed Obligations shall have been fully, finally and indefeasibly paid in full in cash, except that the Company may enforce (and shall enforce, at the request of the Required Holders, and at the Company’s expense) any obligations in respect of any such obligation owing to the Company from any Issuer Subsidiary so long as all proceeds in respect of any recovery from such enforcement shall be held by the Company in trust for the benefit of the holders of the Notes, to be paid thereto as promptly as reasonably possible.

If any other payment, other than pursuant to the immediately preceding sentence, shall have been made to the Company by any Subsidiary in respect of any such obligation during any time that a Default or an Event of Default exists and there are Guaranteed Obligations outstanding, the Company shall hold in trust all such payments for the benefit of the holders of Notes, to be paid thereto as promptly as reasonably possible.

        21.10         No Election.

                Each holder of Notes shall, individually or collectively, have the right to seek recourse against the Company to the fullest extent provided for herein for its obligations under this Agreement. No election to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of such holder’s right to proceed in any other form of action or proceeding or against other parties unless such holder of Notes has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by or on behalf of any holder of Notes against an Issuer Subsidiary or any other Person under any document or instrument evidencing obligations of such Issuer Subsidiary or such other Person to or for the benefit of such holder of Notes shall serve to diminish the liability of the Company under this Agreement except to the extent that such holder of Notes unconditionally shall have realized payment by such action or proceeding.

        21.11         Severability.

                Each of the rights and remedies granted under this Section 21 to each holder of Notes in respect of the Notes held by such holder may be exercised by such holder without notice to, or the consent of or any other action by, any other holder of Notes.

        21.12         Appropriations.

                Until all amounts which may be or become payable by all Issuer Subsidiaries under or in connection with this Agreement or the Notes or by the Company under or in connection with this Agreement have been irrevocably paid in full, any holder of Notes (or any trustee or agent on its behalf) may refrain from applying or enforcing any moneys, security or rights held or received by such holder of Notes (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Company shall not be entitled to the benefit of the same; provided, however, that any payments received from any Issuer Subsidiary, or the Company on behalf of any Issuer Subsidiary, will be applied to amounts owing by such Issuer Subsidiary hereunder or in respect of the Notes issued by it.

        21.13         Other Enforcement Rights.

                Each holder of Notes may proceed to protect and enforce this Agreement by suit or suits or proceedings in equity, at law or in bankruptcy or insolvency, and whether for the specific performance of any covenant or agreement contained herein or in execution or aid of any power herein granted, or for the recovery of judgment for the obligations hereby guarantied or for the enforcement of any other proper, legal or equitable remedy available under applicable law.

        21.14               Invalid Payments.

                To the extent that any payment is made to any holder of Notes in respect of the Guaranteed Obligations by any Person, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required, for any of the foregoing reasons or for any other reason, to be repaid or paid over to a custodian, trustee, receiver, administrative receiver, administrator or any other party or officer under any Bankruptcy Law, or any other common or civil law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made and the Company shall be primarily liable for such obligation.

        21.15         No Waivers or Election of Remedies; Expenses; etc.

                No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement upon any holder of Notes shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

        21.16         Restoration of Rights and Remedies.

                If any holder of Notes shall have instituted any proceeding to enforce any right or remedy under this Agreement or any Note held by such holder and such proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely to such holder, then and in every such case each such holder of Notes, the Issuer Subsidiary which is the issuer of such Notes and the Company shall, except as may be limited or affected by any determination in such proceeding, be restored severally and respectively to its respective former position hereunder and thereunder, and thereafter the rights and remedies of such holder of Notes shall continue as though no such proceeding had been instituted.

        21.17         No Setoff or Counterclaim.

Except as otherwise required by law, each payment by the Company shall be made without setoff or counterclaim.

        21.18         Further Assurances.

                The Company will cooperate with the holders of the Notes and execute such further instruments and documents as the Required Holders shall reasonably request to carry out, to the reasonable satisfaction of the Required Holders, the transactions contemplated by this Agreement, the Notes and the documents and instruments related hereto and thereto.

        21.19         Survival.

                So long as the Guaranteed Obligations shall not have been fully and finally performed and indefeasibly paid, the obligations of the Company under this Parent Guaranty shall survive the transfer and payment of any Note and the payment in full of all the Notes.

22.         JUDICIAL PROCEEDINGS.

        22.1         Consent to Jurisdiction.

                The Company and each Issuer Subsidiary irrevocably submits to the non-exclusive jurisdiction of any New York State or United States federal court sitting in New York City, and irrevocably waives its own forum, over any suit, action or proceeding arising out of or relating to this Agreement or any Note. The Company and each Issuer Subsidiary irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection which it may have or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. The Company and each Issuer Subsidiary agrees, to the fullest extent it may effectively do so under applicable law, that a final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and each Issuer Subsidiary may be enforced in the courts of the United States, the State of New York (or any other courts to the jurisdiction of which the Company is or may be subject) by a suit upon such judgment, provided that service of process is effected on the Company or such Issuer Subsidiary in one of the manners specified below or as otherwise permitted by law.

        22.2         Service of Process.

                 The Company and each Issuer Subsidiary hereby consents to process being served in any suit, action or proceeding of the nature referred to in Section 22.1 by the mailing of a copy thereof by registered or certified air mail, postage prepaid, return receipt requested, to the address of the Company or such Issuer Subsidiary set forth in Section 18. The Company and each Issuer Subsidiary irrevocably waives, to the fullest extent it may effectively do so under applicable law, all claim of error by reason of any such service and agrees that such service (a) shall be deemed in every respect effective service of process upon the Company or such Issuer Subsidiary in any such suit, action or proceeding, and (b) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon the Company.

        22.3         No Limitation on Service or Suit.

        Nothing in this Section 22 shall affect the right of any hold        er of the Notes to serve process in any manner permitted by law or limit the right of any holder of the Notes to bring proceedings against the Company or any Issuer Subsidiary in the courts of any jurisdiction or jurisdictions or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

23.         MISCELLANEOUS.

        23.1         Successors and Assigns.

                All covenants and other agreements contained in this Agreement and the Collateral Documents by or on behalf of any of the parties hereto or thereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

        23.2         Accounting Principles.

                 The Company shall prepare its accounts and financial statements required to be delivered pursuant to Section 7.1 hereof in accordance with GAAP as in effect on the date of, or at the end of the period covered by, such accounts and financial statements as specified in Section 7.1 hereof, and any such accounts and financial statements delivered pursuant to Section 7.1 hereof shall be audited, and an audit report or opinion in respect thereof shall be executed, by independent public accountants of recognized national standing, as more particularly set forth in Section 7.1 hereof.

        23.3         Payments Due on Non-Business Days.

                Anything in this Agreement, the Collateral Documents or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a New York Business Day shall be made on the next succeeding New York Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding New York Business Day.

        23.4         Severability.

        Any provision of this Agreement or the Collateral Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

        23.5         Construction.

                Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

        23.6         Counterparts.

                This Agreement and the Collateral Documents may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

        23.7         Governing Law.

        This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State (other than Section 5-1401 of the New York General Obligations Law) that would require the application of the laws of a jurisdiction other than such State.

        23.8         Binding Agreement.

                When this Agreement is executed and delivered by the Company and Prudential, it shall become a binding agreement between the Company and Prudential. This Agreement shall also inure to the benefit of each Purchaser and Issuer Subsidiary which shall have executed and delivered a Confirmation of Acceptance, and each such Purchaser and Issuer Subsidiary shall be bound by this Agreement to the extent provided in such Confirmation of Acceptance.

Very truly yours,

NU SKIN ENTERPRISES, INC.

By:  /s/ Ritch N. Wood
       Name: Ritch N. Wood
       Title: Chief Financial Officer

The foregoing Agreement is hereby accepted as of the date first above written.

PRUDENTIAL INVESTMENT MANAGEMENT, INC.

By:    /s/ Iris Krause
          Name:    Iris Krause
          Title:      Vice President

S-1

SCHEDULE A

DEFINED TERMS

        As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

        “Acceptance” shall have the meaning specified in Section 2B(5).

        “Acceptance Day” shall have the meaning specified in Section 2B(5).

        “Accepted Note” shall have the meaning specified in Section 2B(5).

        “Acceptance Window” shall mean, with respect to any Quotation, the time period designated by Prudential during which the Company and Prudential shall be in live communication and the Company may elect to accept such Quotation.

        “Affiliate” means, at any time, (a) with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) with respect to the Company and its Subsidiaries, any Person beneficially owning or holding, directly or indirectly, 5% or more of any class of voting or equity interests of the Company or any of its Subsidiaries or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 5% or more of any class of voting or equity interests. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

        “Amended and Restated Collateral Agency and Intercreditor Agreement” means the Amended and Restated Collateral Agency and Intercreditor Agreement, substantially in the form of Exhibit G hereto, dated as of the date hereof, by and among the Collateral Agent, the Purchasers and each of the other Senior Secured Creditors, and acknowledged by the Company and the Subsidiary Guarantors, as such agreement may be amended, supplemented or modified from time to time.

        “Available Currencies” shall mean British Pounds, Canadian Dollars, Dollars, Euros, and Yen.

        “Available Facility Amount” shall have the meaning specified in Section 2B(1).

        “British Pounds” means the lawful currency of the United Kingdom.

        “Business Day” shall mean (i) other than as provided in clauses (ii) and (iii) below, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are authorized or required to be closed, (ii) for purposes of Section 2B(3) only, any day which is both a New York Business Day and a day on which Prudential is open for business and (iii) for purposes of Section 8.6 only, (a) if with respect to Notes denominated in British

Pounds, any day which is both a New York Business Day and a day on which commercial banks are not required or authorized to be closed in London, (b) if with respect to Notes denominated in Canadian Dollars, any day which is both a New York Business Day and a day on which commercial banks are not required or authorized to be closed in Ottawa, (c) if with respect to Notes denominated in Dollars, a New York Business Day, (d) if with respect to Notes denominated in Euros, any day which is both a New York Business Day and a day on which commercial banks are not required or authorized to be closed in Frankfurt and Brussels, and (e) if with respect to Notes denominated in Yen, any day which is both a New York Business Day and a day on which commercial banks are not required or authorized to be closed in Tokyo, Japan.

        “Canadian Dollars” means the lawful currency of Canada.

        “Cancellation Date” shall have the meaning specified in Section 2B(8)(iv).

        “Cancellation Fee” shall have the meaning specified in Section 2B(8)(iv).

        “Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

        “Closing Day” shall mean, with respect to any Accepted Note, the Business Day specified for the closing of the purchase and sale of such Accepted Note in the Confirmation of Acceptance with respect to such Accepted Note, provided that (i) if the Company and the Purchaser which is obligated to purchase such Accepted Note agree on an earlier Business Day for such closing, the “Closing Day” for such Accepted Note shall be such earlier Business Day, and (ii) if the closing of the purchase and sale of such Accepted Note is rescheduled pursuant to Section 2B(7), the Closing Day for such Accepted Note, for all purposes of this Agreement except references to “original Closing Day” in Section 2B(8)(iii), shall mean the Rescheduled Closing Day with respect to such Accepted Note.

        “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

        “Collateral Agent” means State Street Bank and Trust Company of California, N.A., acting in its capacity as collateral agent under the Amended and Restated Collateral Agency and Intercreditor Agreement, together with its successors and assigns.

        “Collateral Documents” means the Pledge Agreement, the Subsidiary Guaranty, the Amended and Restated Collateral Agency and Intercreditor Agreement, any Foreign Subsidiary Guaranty, and all other documents, evidencing, securing or relating to the Notes, the payment of the indebtedness evidenced by the Notes and all other amounts due from the Company or any Restricted Subsidiary evidenced or secured by this Agreement, the Notes or the Collateral Documents.

        “Company” means Nu Skin Enterprises, Inc., a Delaware corporation.

        “Confidential Information” is defined in Section 20.

        “Confirmation of Acceptance” shall have the meaning specified in Section 2B(5).

        “Consolidated Income Available for Fixed Charges” means, with respect to any period, Consolidated Net Income for such period plus all amounts deducted in the computation thereof on account of (a) Fixed Charges, and (b) taxes imposed on or measured by income or excess profits of the Company and the Restricted Subsidiaries.

        “Consolidated Net Income” means, with respect to any period, the net income (or loss) of the Company and the Restricted Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and the Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and the Restricted Subsidiaries in accordance with GAAP.

        “Consolidated Net Worth” means, at any time, (a) the consolidated stockholders’ equity of the Company and the Restricted Subsidiaries, as defined according to GAAP, less (b) the sum of (i) to the extent included in clause (a), all amounts attributable to minority interests, if any, in the securities of Restricted Subsidiaries, and (ii) the amount by which Restricted Investments exceed 20% of the amount determined in clause (a).

        “Consolidated Total Assets” means, at any date of determination, on a consolidated basis for the Company and the Restricted Subsidiaries, total assets, determined in accordance with GAAP.

        “Counterpart Amended and Restated Collateral Agency and Intercreditor Agreement” means counterpart to the Amended and Restated Collateral Agency and Intercreditor Agreement attached thereto as Exhibit A.

        “Credit Facility” means any credit facility providing for the borrowing of money or the issuance of letters of credit (a) for the Company, or (b) for any Restricted Subsidiary, if its obligations under such credit facility are guaranteed by the Company.

        “Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

        “Default Rate” shall mean (i) in the case of any Note denominated in Dollars, the greater of 2% over the interest rate expressed in such Note and 2% over the rate announced from time to time in New York City by the Bank of New York as its “base” or “prime” rate and (ii) in the case of any Note denominated in a currency other than Dollars, 2% over the interest rate expressed in such Note.

        “Delayed Delivery Fee” shall have the meaning specified in Section 2B(8)(iii).

        “Document Delivery Date” shall mean (i) the applicable Closing Day in the case of any Accepted Notes to be denominated in Dollars, (ii) two New York Business Days prior to the applicable Closing Day in the case of any Accepted Notes to be denominated in British Pounds, Canadian Dollars or Euros and (iii) three New York Business Days prior to the applicable Closing Day in the case of any Accepted Notes to be denominated in Yen.

        “Dollars” and the symbol “$” mean the lawful money of the United States of America unless, in the case of “Dollars” or “$", if immediately preceded by the name of another country (e.g. “Canadian Dollars”).

        “Domestic Subsidiary” means, at any time, each Subsidiary of the Company (a) which is created, organized or domesticated in the United States or under the law of the United States or any state or territory thereof, (b) which was included as a member of the Company’s affiliated group in the Company’s most recent consolidated United States federal income tax return, or (c) the earnings of which were includable in the taxable income of the Company or any other Domestic Subsidiary (to the extent of the Company’s and/or such other Domestic Subsidiary’s ownership interest of such Subsidiary) in the Company’s most recent consolidated United States federal income tax return.

        “EBITDA” means, with respect to any period, the sum of (i) Consolidated Net Income for such period without giving effect to extraordinary gains and losses, gains and losses resulting from changes in GAAP and one time non-recurring income and expenses resulting from acquisitions and similar events, plus (ii) to the extent deducted in the calculation of Consolidated Net Income, the amount of all interest expense, depreciation expense, amortization expense, and income tax expense; provided that EBITDA will include or exclude, as applicable, acquisitions and divestitures of Restricted Subsidiaries or other business units on a pro forma basis as if such acquisitions or divestitures occurred on the first day of the applicable period.

        “Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

        “Equity Securities” of any Person means (a) all common stock, Preferred Stock, participations, shares, partnership interest, membership interest or other equity interest in and of such Person (regardless of how designated and whether or not voting or non-voting), and (b) all warrants, options and other rights to acquire any of the foregoing.

        “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

        “ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

        “Euros” shall mean the single currency of participating member states of the European Union.

        “Event of Default” is defined in Section 11.

        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

        “Facility” shall have the meaning specified in Section 2B(1).

        “Fixed Charges” means, with respect to any period, the sum of (i) Interest Expense for such period, and (ii) Lease Rentals for such period.

        “Foreign Subsidiary” means, at any time, each Subsidiary of the Company that is not a Domestic Subsidiary.

        “Foreign Subsidiary Guaranty” shall have the meaning specified in Section 9.6(a).

        “GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

      “Governmental Authority” means

(a) the government of

(i) the United States of America or any State or other political subdivision thereof, or

(ii) the jurisdiction of organization of any Issuer Subsidiary, or

(iii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

        “Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a) to purchase such indebtedness or obligation or any property constituting security therefor;

    (b)        to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

    (c)        to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

        “Hazardous Material” means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

        “Hedge Treasury Note(s)” shall mean, with respect to any Accepted Note, the United States Treasury Note or Notes whose cash flow duration (as determined by Prudential) most closely matches the duration of such Accepted Note.

        “holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

        “Hostile Tender Offer” shall mean, with respect to the use of proceeds of any Note, any offer to purchase, or any purchase of, shares of capital stock of any corporation or equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases of such shares, equity interests, securities or rights representing less than 5% of the equity interests or beneficial ownership of such corporation or other entity for portfolio investment purposes, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity prior to the date on which the Company makes the Request for Purchase of such Note.

        “Indebtedness” with respect to any Person means, at any time, without duplication,

(a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

    (b)        its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

(d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

(e) Securitization Debt; and

(f) any Guaranty (other than the Subsidiary Guaranty) of such Person with respect to liabilities of a type described in any of clauses (a) through (e) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (f) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

        “INHAM Exemption” shall have the meaning provided in Section 6.2(e).

        “Institutional Investor” means (a) any original purchaser of a Note, and (b) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, holding more than $2,000,000 (or its equivalent in another Available Currency) in of the aggregate principal amount of the Notes then outstanding or more than 20% of the aggregate principal amount of the Notes then outstanding.

        “Interest Expense” means, with respect to the Company and the Restricted Subsidiaries for any period, the sum, determined on a consolidated basis in accordance with GAAP, of (a) all interest paid, accrued or scheduled for payment on the Indebtedness of the Company and the Restricted Subsidiaries during such period (including interest attributable to Capital Leases), plus (b) all fees in respect of outstanding letters of credit paid, accrued or scheduled for payment by the Company and the Restricted Subsidiaries during such period.

        “Investment” means any investment, made in cash or by delivery of property, by the Company or any Restricted Subsidiary (a) in any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, Guaranty, advance, capital contribution or otherwise; or (b) in any property.

        “Issuance Period” shall have the meaning specified in Section 2B(2).

        “Issuance Fee” shall have the meaning provided in Section 2B(8)(ii).

        “Issuer Subsidiary” shall mean (a) any Subsidiary Guarantor of the Company which has issued or proposes to issue any Notes, or (b) any Foreign Subsidiary of the Company which has issued or proposes to issue any Notes and has executed and delivered a Foreign Subsidiary Guaranty to the holders of the Notes and has executed and delivered the same Foreign Subsidiary Guaranty to, and for the benefit of, each Senior Secured Creditor party to the Amended and Restated Collateral Agency and Intercreditor Agreement.

        “Lease Rentals” means, with respect to any period, the sum of the rental and other obligations required to be paid during such period by the Company or any Restricted Subsidiary as lessee under all leases of real or personal property (other than Capital Leases) as determined on a consolidated basis for the Company and the Restricted Subsidiaries in accordance with GAAP.

        “Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

        “Make-Whole Amount” is defined in Section 8.6.

        “Material” or “Materially” means material or materially, as the case may be, in relation to the business, operations, affairs, financial condition, assets, properties or prospects of the Company and the Restricted Subsidiaries taken as a whole.

        “Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and the Restricted Subsidiaries taken as a whole, or (b) the ability of the Company or any Subsidiary to perform its obligations under this Agreement, the Notes or the Collateral Documents (as applicable), or (c) the validity or enforceability of this Agreement, the Notes or any of the Collateral Documents.

        “Material Domestic Subsidiary” means each Domestic Subsidiary of the Company that also is a Material Subsidiary.

        “Material Foreign Subsidiary” means each Foreign Subsidiary of the Company that also is a Material Subsidiary.

        "Material Subsidiaries" means, at any time, (a) Nu Skin Japan Co., Ltd., a Japanese corporation, Nu Skin International, Inc., a Utah corporation, Nu Skin Enterprises Hong Kong, Inc., a Utah corporation, Nu Skin Taiwan, Inc., a Utah corporation, Nu Skin United States, Inc., a Delaware corporation, and Big Planet, Inc., a Delaware corporation; and (b) each other Subsidiary of the Company which (i) had revenues during the four most recently ended fiscal quarters equal to or greater than 5.0% of the consolidated total revenues of the Company and its Subsidiaries during such period (provided that if the Company and Subsidiaries collectively own not more than 30% of the outstanding equity, by value, of Nu Skin Malaysia Holdings, then Nu Skin Malaysia Holdings and its subsidiaries shall not be deemed Material Subsidiaries by reason of this clause (i) unless their consolidated revenues during the four most recently ended fiscal quarters equaled or exceeded 15.0% of the consolidated total revenues of the Company and its Subsidiaries during such period), or (ii) is an obligor under any Guaranty with respect to the Indebtedness of the Company under any Significant Credit Facility.

      “Memorandum” is defined in Section 5.3.

        “Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

        “NAIC Annual Statement” shall have the meaning provided in Section 6.2(a).

        “New York Business Day” shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York are required or authorized to be closed.

      “Notes” is defined in Section 1.

        “Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

        “Overnight Interest Rate” means with respect to an Accepted Note denominated in a currency other than Dollars, the actual rate of interest, if any, received by the Purchaser which intends to purchase such Accepted Note on the overnight deposit of the funds intended to be used for the purchase of such Accepted Note, it being understood that reasonable efforts will be made by or on behalf of the Purchaser to make any such deposit in an interest bearing account.

        “Parent Guaranty” shall mean the guaranty of the Company pursuant to Section 21 hereof of any Notes issued by any Issuer Subsidiary.

        “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

        “Permitted Securitization Program” means any transaction or series of transactions that may be entered into by the Company or any Restricted Subsidiary pursuant to which the Company or any Restricted Subsidiary may sell, convey or otherwise transfer to (i) a Securitization Entity (in the case of a transfer by the Company or any Restricted Subsidiary) and (ii) any other Person (in the case of a transfer by a Securitization Entity), or may grant a security interest in, any receivables (whether now existing or arising or acquired in the future) of the Company or any Restricted Subsidiary, and any assets related thereto including (A) all collateral securing such receivables, (B) all contracts and contract rights and all guarantees or other obligations in respect of such receivables, (C) proceeds of such receivables, and (D) other assets (including contract rights) that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables; provided that the resultant Securitization Debt, together with all other Priority Indebtedness then outstanding, shall not exceed the amount of Priority Indebtedness permitted by Section 10.5(a)(ii).

        “Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

        “Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

        “Pledge Agreement” means the Pledge Agreement, dated as of October 12, 2000, executed and delivered by the Pledgors and the Collateral Agent, as amended, supplemented and modified from time to time.

        “Pledged Securities” means (a) the Equity Securities described in Schedule I attached to the Pledge Agreement and the Equity Securities of each Person that becomes a Material Foreign Subsidiary, including all securities convertible into, and rights, warrants, options and other rights to purchase or otherwise acquire, any of the foregoing now or hereafter owned by such Pledgor, and the certificates or other instruments representing any of the foregoing and any interest of such Pledgor in the entries on the books of any securities intermediary pertaining thereto (the “Pledged Shares”), and all dividends, distributions, returns of capital, cash, warrants, option, rights, instruments, right to vote or manage the business of such Person pursuant to organizational documents governing the rights and obligations of the stockholders, and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Shares; provided, that the Pledged Shares shall not include any Equity Securities of such issuer in excess of the number of shares or other equity interests of such issuer possessing up to but not exceeding 65% of the voting power of all classes of Equity Securities entitled to vote of such issuer, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Securities; and (b) to the extent not covered by clause (a) above, all proceeds of any or all of the foregoing.

        “Pledgor” means each Person who pledges Pledged Securities under the Pledge Agreement.

        “Preferred Stock” means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

        “Priority Indebtedness” means (without duplication) the sum of (a) any unsecured Indebtedness of the Restricted Subsidiaries other than (i) guarantees under the Subsidiary Guaranty, (ii) Indebtedness of a Restricted Subsidiary if (x) the Company has guaranteed such Indebtedness or is a primary obligor of such Indebtedness, and (y) the holder of such Indebtedness becomes a party to the Amended and Restated Collateral Agency and Intercreditor Agreement (provided that until the holder of such Indebtedness becomes a party to the Amended and Restated Collateral Agency and Intercreditor Agreement, such Indebtedness will be considered Priority Indebtedness), (iii) Indebtedness owed to the Company or any other Restricted Subsidiary, and (iv) Indebtedness of Issuer Subsidiaries evidenced by the Notes and (b) Indebtedness of the Company and its Restricted Subsidiaries secured by a Lien not permitted by paragraphs (a) through (m) of Section 10.3, and (c) Securitization Debt.

        “property” or “properties” means and includes each and every interest in any property or asset, whether tangible or intangible and whether real, personal or mixed.

        “Prudential” shall mean Prudential Investment Management, Inc..

        “Prudential Affiliate” shall mean (i) any corporation or other entity controlling, controlled by, or under common control with, Prudential and (ii) any managed account or investment fund which is managed by Prudential or a Prudential Affiliate described in clause (i) of this definition. For purposes of this definition the terms “control”, “controlling” and “controlled” shall mean the ownership, directly or through subsidiaries, of a majority of a corporation’s or other Person’s voting stock or equivalent voting securities or interests.

        “PTE” shall have the meaning provided in Section 6.2(a).

        “Purchasers” shall mean with respect to any Accepted Notes, Prudential and/or the Prudential Affiliate(s) which are purchasing such Accepted Notes.

        “QPAM Exemption” shall have the meaning provided in Section 6.2(d).

        “Quotation” shall have the meaning provided in Section 2B(4).

        “Request for Purchase” shall have the meaning specified in Section 2B(3).

        “Required Holder(s)” shall mean the holder or holders of at least 51% of the aggregate principal amount of the Notes or of a Series of Notes, as the context may require, from time to time outstanding and, if no Notes are outstanding, shall mean Prudential.

        “Rescheduled Closing Day” shall have the meaning specified in Section 2B(7).

        “Responsible Officer” means any Senior Financial Officer and any other officer of the Company or its Subsidiaries with responsibility for the administration of the relevant portion of this Agreement or the Collateral Documents.

        “Restricted Investments” means all Investments except any of the following: (i) property to be used in the ordinary course of business; (ii) assets arising from the sale of goods and services in the ordinary course of business; (iii) Investments in one or more Restricted Subsidiaries or any Person that immediately becomes a Restricted Subsidiary; (iv) Investments existing at the date of Closing; (v) Investments in obligations, maturing within one year, issued by or guaranteed by the United States of America, or an agency thereof, or Canada, or any province thereof; (vi) Investments in tax-exempt obligations, maturing within one year, which are rated in one of the top two rating classifications by at least one national rating agency; (vii) Investments in certificates of deposit or banker’s acceptances maturing within one year issued by Bank of America or other commercial banks which are rated in one of the top two rating classifications by at lest one national rating agency; (viii) Investments in commercial paper, maturing within 270 days, rated in one of the top two rating classifications by at least one national rating agency; (ix) Investments in repurchase agreements; (x) treasury stock; (xi) Investments in money market instrument programs which are classified as current assets in accordance with GAAP; (xii) Investments in foreign currency risk hedging contracts used in the ordinary course of business; and (xiii) Investments in Securitization Entities.

        “Restricted Subsidiary” means any Subsidiary (a) at least a majority of the voting securities of which are owned by the Company and/or one or more Wholly-Owned Restricted Subsidiaries, and (b) which the Company has not designated as an Unrestricted

        “Restricted Subsidiary” means any Subsidiary (a) at least a majority of the voting securities of which are owned by the Company and/or one or more Wholly-Owned Restricted Subsidiaries, and (b) which the Company has not designated as an Unrestricted Subsidiary in accordance with Section 10.8; provided that upon any Unrestricted

        “Securities Act” means the Securities Act of 1933, as amended from time to time.

        “Security” has the meaning set forth in section 2(l) of the Securities Act.

        “Securitization Debt” for the Company and the Restricted Subsidiaries shall mean, in connection with any Permitted Securitization Program, (a) any amount as to which any Securitization Entity or other Person has recourse to the Company or any Restricted Subsidiary with respect to such Permitted Securitization Program by way of a Guaranty and (b) the amount of any reserve account or similar account or asset shown as an asset of the Company or a Restricted Subsidiary under GAAP that has been pledged to any Securitization Entity or any other Person in connection with such Permitted Securitization Program.

        “Securitization Entity” means a wholly-owned Subsidiary (other than a Restricted Subsidiary) of the Company (or another Person in which the Company or any of its Subsidiaries makes an investment and to which the Company or any of its Subsidiaries transfers receivables and related assets) that engages in no activities other than in connection with the financing of receivables and that is designated by the Board of Directors of the Company (as provided below) as a Securitization Entity (i) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (A) is guaranteed by the Company or any of its Subsidiaries (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (B) is recourse to or obligates the Company or any of its Subsidiaries in any way other than pursuant to Standard Securitization Undertakings, or (C) subjects any property or asset of the Company or any other Subsidiary of the Company, directly or indirectly, continently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (ii) with which neither the Company nor any of its Subsidiaries has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity, and (iii) to which neither the Company nor any of its Subsidiaries has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

        “Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

        “Senior Secured Creditor” means (a) each holder of a Note, (b) each holder of a 3.03% Senior Note due October 12, 2010 issued pursuant to that certain Note Purchase Agreement dated as of October 12, 2000, and (c) each lender under a Significant Credit Facility.

        “Senior Secured Indebtedness” means the Indebtedness of the Company under (a) this Agreement and the Notes, (b) the 3.03% Senior Notes due October 12, 2010 issued pursuant to that certain Note Purchase Agreement dated as of October 12, 2000, and (c) any Significant Credit Facility.

        “Significant Credit Facility” means (a) any Credit Facility that has at least $7,500,000 available to be borrowed and/or outstanding at any time, and (b) any Credit Facility if the aggregate amount available to be borrowed and/or outstanding under all of the Credit Facilities exceeds $25,000,000 at any time; provided that the term “Significant Credit Facility” shall not include any Priority Indebtedness to the extent that such Priority Indebtedness is permitted by Section 10.5(a)(ii), any Indebtedness secured by a Lien permitted by Section 10.3(h), or any Indebtedness secured by a Lien renewing, extending or replacing Liens as described in Section 10.3(m).

        “Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any of its Subsidiaries that are reasonably customary in a receivables securitization transaction.

        “Structuring Fee” shall have the meaning provided in Section 2B(8)(i).

        “Subsidiary” means, as to any Person, (a) any corporation of which more than 50% of the issued and outstanding Equity Securities having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its Subsidiaries or by one or more of such Person’s other Subsidiaries, (b) any partnership, joint venture, limited liability company or other association of which more than 50% of the equity interest having the power to vote, direct or control the management of such partnership, joint venture, limited liability company or other association is at the time owned and controlled by such Person, by such Person and one or more of the other Subsidiaries or by one or more of such Person’s other Subsidiaries, or (c) any other Person included in the financial statements of such Person on a consolidated basis.. Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

        “Subsidiary Guarantors” means all current and future Material Domestic Subsidiaries of the Company.

        “Subsidiary Guaranty” means that certain Subsidiary Guaranty, substantially in the form of Exhibit E hereto, dated as of the date hereof, executed and delivered by the Subsidiary Guarantors, as amended, supplemented and modified from time to time.

        “Swap Agreement” means (a) any and all rate swap transactions, basis swaps, forward rate transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), provided that any such transaction is governed by or subject to a Master Agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International

Swaps and Derivatives Association, Inc., or any other master agreement published by any successor organization thereto (any such master agreement, together with any related schedules, as amended, restated, extended, supplemented or otherwise modified in writing from time to time, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

      “Taxes” is defined in Section 14.4(a).

        “Total Indebtedness” means, at any date of determination, the sum of (i) the total of all Indebtedness of the Company and the Restricted Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Company and the Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and the Restricted Subsidiaries in accordance with GAAP, plus (ii) the aggregate amount of Indebtedness of the Company to any of its Restricted Subsidiaries that is not subordinated to the Notes pursuant to an Amended and Restated Subordination Agreement substantially in the form set forth in Exhibit F.

        “Unrestricted Subsidiary” means any Subsidiary which is designated as an Unrestricted Subsidiary on Schedule B or is designated as such in writing by the Company to each of the holders of the Notes pursuant to Section 10.8; provided that no Material Subsidiary shall be an Unrestricted Subsidiary.

        “Wholly-Owned Restricted Subsidiary” means, at any time, (a) with respect to Domestic Subsidiaries, any Restricted Subsidiary one hundred percent (100%) of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other wholly-owned Restricted Subsidiaries at such time, and (b) with respect to Foreign Subsidiaries, any Restricted Subsidiary ninety-five percent (95%) of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Restricted Subsidiaries at such time.

        “Yen” means the lawful currency of Japan.

SCHEDULE B
UNRESTRICTED SUBSIDIARIES

Shanghai Nu SKin Daily-Use and Health Products Co., Ltd., a Chinese company
Nu Skin Enterprises Singapore Pte. Lts., a Singapore corporation
Nu Skin (Malaysia) Sdn. Bhd., a Malaysian corporation
Cygnus Resources, Inc., a Delaware corporation

SCHEDULE 5.8
LITIGATION

None.

SCHEDULE 5.11
LICENSES, PERMITS, ETC.

1.	The Company's Taiwan subsidiary has received a claim for infringement of patent rights in respect of hand-set free equipment for mobile phones. Nu Skin Taiwan's counsel drafted letters of reply, but has not recieved any responses from the claimant. The Company does not believe that the claimants will pursue the claim any further.

2.	The Company is party to routine trademark matters involving oppositions to various trademarks of the Comapny and the trademarks of other parties in its markets world-wide.

SCHEDULE 10.3
LIENS

1.	The Company has granted a security interest in 65% of its shares of stock of Nu Skin Japan Co., Ltd. to State Street Bank and Trust of California as collateral agent for the lenders party to that certain Intercreditor Agreement dated as of October 12, 2000, as amended from time to time to add additional lenders as parties and to make certain other changes.

2.	The Company and its subsidiaries have netered into various operating leases for equipment. Many of the equipment vendors have filed UCC notice filings with respect to these leases.

EXHIBIT A

[FORM OF NOTE]

[NU SKIN ENTERPRISES, INC.]
[NAME OF ISSUER SUBSIDIARY]

SERIES __ SENIOR NOTE

No.

CURRENCY AND ORIGINAL PRINCIPAL AMOUNT:
ORIGINAL ISSUE DATE:
INTEREST RATE:
INTEREST PAYMENT DATES:
FINAL MATURITY DATE:
PRINCIPAL PREPAYMENT DATES AND AMOUNTS:

        FOR VALUE RECEIVED, the undersigned, [NU SKIN ENTERPRISES, INC. (herein called the “Company”)] [name of ISSUER SUBSIDIARY (herein called the “Issuer Subsidiary”)], a corporation organized and existing under [the laws of Delaware] [_______], hereby promises to pay to [________________], or registered assigns, the principal sum of                                [specify principal amount and currency] [on the Final Maturity Date specified above] [, payable on the Principal Payment Dates and in the amounts specified above, and on the Final Maturity Date as specified above in an amount equal to the unpaid balance of the principal hereof,] with interest (computed on the basis of a [360-day year of twelve 30-day months)]1 [365-day year and actual days elapsed)]2 (a) on the unpaid balance thereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of any Make-Whole Amount and any overdue payment of interest, payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the Default Rate.

        Payments of principal, Make-Whole Amount, if any, and interest are to be made at The Bank of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of [specify country or European Union].

        This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to a Private Shelf Agreement, dated as of August 26, 2003 (as from time to time amended, herein called the “Agreement”), between Nu Skin Enterprises, Inc. (the “Company”) and each Issuer Subsidiary which becomes party thereto, on the one hand, and is entitled to the benefits thereof. Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Agreement. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Agreement, and (ii) to have made the representations set forth in Section 6 of the Agreement. This Note is secured by the Collateral Documents and is guaranteed by the Subsidiary Guarantors pursuant to the Subsidiary Guaranty.

        This Note is subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

        This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the [Company] [Issuer Subsidiary] may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the [Company] [Issuer Subsidiary] shall not be affected by any notice to the contrary.

        [This Note is guaranteed by the Company pursuant to the Parent Guaranty set forth in the Agreement.]

        In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount), and with the effect provided in the Agreement.

        This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State (other than Section 5-1401 of the New York General Obligations Law) that would require the application of the laws of a jurisdiction other than such State.

[NU SKIN ENTERPRISES, INC.]
[NAME OF ISSUER SUBSIDIARY]

By:
Name:
Title:

EXHIBIT D

[FORM OF OPINION OF GENERAL COUNSEL

TO THE COMPANY, THE SUBSIDIARY GUARANTORS, AND, IF APPLICABLE, THE ISSUER SUBSIDIARY]

[Letterhead of Nu Skin Enterprises, Inc.]

[Date of Closing Day]

[Name of Each Purchaser]
c/o Prudential Capital Group
Four Embarcadero Center, Suite 2700
San Francisco, California 94111-4180

      Re: Nu Skin Enterprises, Inc. – Series ___ Note Issuance

Ladies and Gentlemen:

        I am the General Counsel of Nu Skin Enterprises, Inc., a Delaware corporation (the “Company”), [and _______, a _______ corporation (the “Issuer Subsidiary”),] and in such capacity have represented the Company[, the Issuer Subsidiary] and certain of the Company’s subsidiaries listed on Schedule I hereto (the “Subsidiaries,” and together with the Company [and the Issuer Subsidiary], the “Note Parties”), in connection with (i) the issuance and sale by [the Company] [the Issuer Subsidiary] on today’s date of [describe Notes] ( the “Notes”) to the Purchaser[s] pursuant to the Private Shelf Agreement dated as of August 19, 2003 (the “Agreement”) by and among the Company [and the Issuer Subsidiary)], on the one hand, and Prudential Investment Management, Inc. (“Prudential”) and each Prudential Affiliate which has become bound by certain provisions thereof, on the other hand, (ii) the execution of the Subsidiary Guaranty, dated as of August 26, 2003, by each of the Subsidiaries in favor of Prudential and each of the holders of the Notes issued pursuant to the Agreement (the “Subsidiary Guaranty”), (iii) the execution and delivery of the Pledge Agreement dated as of October 12, 2000, by State Street Bank and Trust Company of California, N.A. (the “Collateral Agent”) and the Company (the “Pledge Agreement”), (iv) the Amended and Restated Collateral Agency and Intercreditor Agreement dated as of August 26, 2003 (the “Intercreditor Agreement”) by and among the Purchasers, the other senior creditors identified therein, and the Collateral Agent and acknowledged by the Company, the Subsidiaries and any Issuer Subsidiary which may become party to the Agreement, and (v) the execution and delivery of the Amended and Restated Subordination Agreement dated as of August 26, 2003 (the “Subordination Agreement”) by the Company and each of the Subsidiaries and Nu Skin Japan Co., Ltd., [and (vi) the execution and delivery of the Foreign Subsidiary Guaranty, dated as of _________, by __________ in favor of Prudential and each of the holders of the Notes issued pursuant to the Agreement (the “Foreign Subsidiary Guaranty”)]. [Note: clause (vi) only relevant if Issuer

Subsidiary is a Foreign Subsidiary that must execute a Foreign Subsidiary Guaranty.] The Agreement, together with the Notes, the Subsidiary Guaranty, the Intercreditor Agreement, the Pledge Agreement and the Subordination Agreement [and the Foreign Subsidiary Guaranty] are collectively referred to in this opinion as the “Transaction Documents”). [The Company has provided its Parent Guaranty with respect to the Notes pursuant to the Agreement.]

        This opinion is delivered to you pursuant to Section 3A(v) of the Agreement and with the understanding that you are purchasing the Notes in reliance hereon. Capitalized terms not otherwise defined herein are used herein with the meanings ascribed to such terms in the Agreement. “Applicable Laws” shall mean those laws, rules and regulations that in my experience, based on the nature of the transactions contemplated by the Transaction Documents and the nature of the business of the Company and its Subsidiaries [and the Issuer Subsidiary], are normally applicable to the transactions contemplated by the Transaction Documents (provided that the term “Applicable Laws” does not include (i) state securities laws, (ii) anti-fraud laws, or (iii) any law, rule or regulation that may have become applicable to the transactions contemplated by the Transaction Documents because of any fact specifically pertaining to the Purchasers) but without having made any special investigation concerning the applicability of any other law, rule or regulation. “Charter Documents” shall mean the Articles or Certificate of Incorporation, as the case may be, and the Bylaws, of a corporate entity [and ________ [specify if relevant]].

        In connection with this opinion, I have examined the following documents:

    (a)        counterparts of the Agreement, together with all schedules and exhibits thereto, executed by each of the parties thereto;

    (b)        counterparts of the Subsidiary Guaranty, together with all schedules and exhibits thereto, executed by each of the parties thereto;

    (c)        counterparts of the Pledge Agreement, together with all schedules and exhibits thereto, executed by each of the parties thereto;

    (d)        counterparts of the Intercreditor Agreement, together with all schedules and exhibits thereto, executed by each of the parties thereto;

    (e)        counterparts of a Subordination Agreement, executed by each of the parties thereto;

    [(f)        counterparts of the Subsidiary Guaranty, together with all schedules and exhibits thereto, executed by each of the parties thereto;]

    [(f)][(g)]        originals of the Notes, executed by the [Company] [Issuer Subsidiary];

    [(g)][(h)]        certificates of public officials from the States of Delaware and Utah [and _____________ [for the applicable Issuer Subsidiary]] as I have deemed necessary for the purpose of rendering this opinion;

    [(h)][(i)]        the Charter Documents of the Company[, the Issuer Subsidiary] and the Subsidiaries, in each case as amended to date;

    [(i)][(j)]        certified copies of resolutions of the [Board of Directors] of the Company[, the Issuer Subsidiary] and of each Subsidiary relating to the respective Transaction Documents; and

    [(j)][(k)]        such other documents, instruments and certificates as I have deemed necessary for the purpose of rendering this opinion.

        In my examination of the Transaction Documents, to the extent my opinions set forth below are dependent thereon, I have assumed without independent investigation that (i) each party to each Transaction Document (other than any Note Party) is a corporation or other entity duly incorporated or otherwise organized and validly existing under the laws of the jurisdiction of its incorporation or organization, (ii) each party to each Transaction Document (other than any Note Party) has full corporate power and authority to execute, deliver and perform each Transaction Document to which it is a party, (iii) the execution, delivery and performance by each party (other than any Note Party) of each Transaction Document to which it is a party has been duly authorized by all necessary corporate action, (iv) the genuineness of all signatures (other than those of any Note Party), (v) the authenticity of all documents submitted to me as originals, (vi) the conformity to originals of all such documents submitted to me as copies, (vii) each Transaction Document has been duly executed and delivered by each of the parties thereto (other than any Note Party), and (viii) the Company has, or will have at the relevant time, rights in the Pledged Securities (as hereinafter defined) in which the Company has granted a security interest to the Collateral Agent within the meaning of Section 9-203(b)(2) of the NYUCC (as hereinafter defined) at all times relevant to this opinion.

        As to all questions of fact material to my opinions below, I have relied upon, without independent investigation, and assumed the accuracy and completeness of, the representations and warranties of the parties to the Transaction Documents contained in the Transaction Documents and the certificates of such parties or their officers, partners, or managers, as the case may be, or of public officials. I have made no independent investigation of any of the facts stated in any of the representations.

        Based upon and subject to the foregoing and subject to the limitations and qualifications set forth below, I am of the opinion that:

    1.        The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware and is duly qualified as a foreign corporation to do business and is in good standing in the State of Utah. [The Issuer Subsidiary has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of [________] and is duly qualified as a foreign corporation to do business and is in good standing in the State of Utah.] Each Subsidiary has been duly [incorporated in its respective state of incorporation and is validly existing and in good standing as corporation under the laws of such state] [alternative language, as appropriate, if any Subsidiary is not a corporation], and each Subsidiary that is a Delaware corporation is duly qualified as a foreign corporation to do business, and is in good standing, in the State of Utah.

    2.        The execution, delivery and performance by each Note Party of each Transaction Document to which it is a party are within its corporate powers and have been duly authorized by all necessary [corporate] [alternative language, as appropriate, if any Subsidiary is not a corporation] action. The execution, delivery and performance by each Note Party of each Transaction Document to which it is a party do not, and will not, contravene its respective Charter Documents or any Applicable Laws.

    3.        No order, filing, consent or approval of any Governmental Authority under Applicable Laws or filing with any Governmental Authority is required on the part of any Note Party in connection with the execution, delivery or performance by such Note Party of any Transaction Document to which it is a party except as expressly contemplated by the Transaction Documents and except such as have been made or obtained and are in full force and effect and routine governmental filings required in the ordinary course of business.

4. Each Transaction Document has been duly executed and delivered by each Note Party that is a party thereto.

5. Each Transaction Document constitutes the legal, valid and binding obligation of each Note Party, enforceable against each such Note Party in accordance with its respective terms.

6. Neither the extension of credit evidenced by the Notes nor the use of proceeds thereof will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

    7.        The Pledge Agreement and delivery to the Collateral Agent in the State of New York of the security certificates representing the shares of stock identified in Schedule I to the Pledge Agreement (the “Pledged Securities”) endorsed to the Collateral Agent or in blank, created in favor of the Collateral Agent, as security for the payment of the Secured Obligations (as defined in the Pledge Agreement), a perfected security interest under the Uniform Commercial Code as in effect on the date of the Pledge Agreement in the State of New York (the “NYUCC”) in the Pledged Securities, and such perfected security interest continues to be in full force and effect. Assuming the Collateral Agent acquired its interest in such Pledged Securities in good faith and without notice of any adverse claims (as to which I express no opinion), the Collateral Agent has acquired its security interest in such Pledged Securities free of adverse claims within the meaning of the NYUCC.

    8.        Assuming the accuracy of (i) the Company’s representations in the first sentence of Section 5.13 of the Agreement and (ii) your representations in Section 6.1 of the Agreement, it is not necessary in connection with the execution and delivery of the Notes under the circumstances contemplated by the Agreement to register the Notes under the Securities Act of 1933, as amended or to qualify an indenture in respect thereof under the Trust Indenture Act of 1939, as amended.

9. No Note Party is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

    10.        Assuming that the State of New York has a sufficient relationship to the parties to the Transaction Documents or the transactions contemplated in the Transactions, in any proceedings duly taken in the courts of the State of Utah or a United States court sitting in the State of Utah to enforce any Transaction Document, the choice of New York law as the substantive law governing such Transaction Document would be recognized and such law would be applied.

        At your request, I also confirm to you the following:

    (i)        The execution and delivery by each Note Party of each Transaction Document to which it is a party do not, and the performance by each Note Party of each Transaction Document to which it is a party will not, (i) violate, breach or result in default under, or result in the imposition of any Lien upon any property of any Note Party pursuant to, the [describe all material credit agreements] or, to my knowledge, any existing obligation or restriction on any Note Party under any other agreement, instrument or indenture applicable to it, or (ii) to my knowledge, breach or otherwise violate any existing obligation of or restriction on any Note Party under any order, judgment or decree applicable to it.

    (ii)        To my knowledge, except as disclosed in the Transaction Documents, no actions, suits, proceedings or investigations are pending or threatened against any Note Party before any Governmental Authority or arbitrator that (a) could reasonably be expected (alone or in the aggregate) to have a Material Adverse Effect or (b) seek to enjoin, either directly or indirectly, the execution, delivery or performance by any Note Party of any Transaction Documents to which it is a party or the transactions contemplated thereby.

        The opinions and confirmations set forth herein are predicated upon, limited by and subject to the following assumptions, qualifications, limitations and exceptions in addition to those set forth elsewhere herein:

    A.        I am an attorney admitted to practice in the State of Utah. Except as set forth below, the opinions expressed above are limited to the laws of the State of Utah, the State of New York (as to the opinion expressed in paragraphs 5 and 7) and the federal laws of the United States, and I do not express any opinion herein concerning any other law. In rendering the opinions set forth in paragraphs 1 and 2, to the extent such opinions concern the corporations incorporated under Delaware law, such opinions are limited to the published compilations of the Delaware General Corporation Law. In rendering the opinions set forth in paragraph 1, to the extent such opinions concern Delaware corporations, I have relied solely on (i) my review of the certificates of incorporation certified by the Secretary of State of Delaware, (ii) my review of the current published compilations of the Delaware General Corporation Law regarding the required content and execution of a certificate of incorporation, (iii) Certificates of Good Standing issued by the Secretary of State of Delaware, and (iv) Section 105 of the Delaware General

Corporation Law regarding the required content and execution of a certificate of incorporation, (iii) Certificates of Good Standing issued by the Secretary of State of Delaware, and (iv) Section 105 of the Delaware General Corporation Law which provides that a certificate of incorporation duly certified by the Secretary of State and accompanied by the certificate of the recorder of the county in which it has been recorded, shall be received in all courts, public offices, and official bodies, as prima facie evidence of: (a) due execution, acknowledgment, filing and recording of the instrument; (b) observance and performance of all acts and conditions necessary to have been observed and performed precedent to the instrument becoming effective; and (c) any other facts required or permitted by law to be stated in the instrument. I note that the Transaction Documents are governed by the laws of the State of New York, and for purposes of the opinions expressed in paragraphs 5and 7, I have assumed that the laws of the State of New York are the same as the laws of the State of Utah. [Note: For any Issuer Subsidiary not incorporated in the State of Delaware, this paragraph will need to be modified to address the relevant state.]

    B.        The qualification of the confirmations requested by the words “to my knowledge” or “of which I have knowledge” is intended to indicate that I do not have current and actual knowledge of the inaccuracy of such statement. However, except as expressly indicated in the following sentence, I have not undertaken any independent investigation to determine the accuracy of such statement. I have, however, made inquiry of each of the in-house counsel of the Company with respect to each matter and have also made inquiry to the Chief Executive Officer and Chief Financial Officer of the Company with respect to each matter.

    C.        My opinion in paragraph 5 is subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar law affecting creditors’ rights generally.

    D.        My opinion in paragraph 5 is subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law) and the availability of specific performance or any other equitable remedy. Such principles of equity are of general application, and in applying such principles a court, among other things, might not allow a creditor to accelerate the maturity of a debt, or might decline to order the Note Parties to perform covenants. Such principles applied by a court might include a requirement that creditors act with reasonableness and in good faith. Such a requirement might be applied, among other situations, to the provisions of any Transaction Document purporting to authorize conclusive determinations by any Purchaser. Further, Section 2.4.e. of the Subsidiary Guaranty, which provides that the liabilities of the parties thereto shall not be affected by amendments, waivers or similar actions with respect to the Note Documents might be enforceable only to the extent that such amendments, waivers or other actions are not so material as to constitute a new contract among the parties.

E. My opinion in paragraph 7 is subject to the following qualifications:

    (1)        in the case of property that becomes Pledged Collateral (as defined in the Pledge Agreement) after the date hereof, Section 552 of the Federal Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the Federal Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case;

(2) in the case of proceeds, continuation of perfection of the Collateral Agent’s security interest therein is limited to the extent set forth in Section 9-3115 of the NYUCC;

    (3)        I express no opinion as to the priority of security interests as against any lien creditor (as defined in Section 9-102(a)(52) of the NYUCC) to the extent set forth in Section 9-323(b) of the NYUCC;

    (4)        in the case of the issuance or other distribution in respect of the Pledged Collateral of additional instruments (as such term is defined in Article 9 of the NYUCC), the security interest of the Collateral Agent therein will be perfected only if possession thereof is obtained in accordance with the provisions of Article 9 of the NYUCC;

    (5)        in the case of the Pledged Collateral consisting of investment property (as defined in Article 9 of the NYUCC), Sections 9-312, 9-314 and 9-106 of the NYUCC provide that perfection of a security interest in such investment property may be perfected by control (as defined in Article 8 of the NYUCC) or by filing;

(6) I have assumed that the Collateral Agent will maintain possession of the Pledged Securities in the State of New York; and

    (7)        in the case of property of a type as to which the Federal laws of the United States have preempted the NYUCC with respect to the validity or perfection of the security interest therein, the security interest may not be valid or perfected without compliance with applicable Federal law. In addition, Federal and State securities laws may limit the right to transfer or dispose of Pledged Collateral which may constitute securities under such laws.

    F.        I express no opinion as to any provision in the Transaction Documents providing for the payment or reimbursement of costs or expenses or indemnifying a party or the waiver of rights, to the extent such provisions may be held unenforceable as contrary to public policy.

    G.        I express no opinion as to the enforceability of Section 14.3 of the Agreement and Section 2.16 of the Subsidiary Guaranty providing for the respective Note Party’s payments of obligations to the Purchaser in the Available Currency in which the Notes are denominated after a court judgment in another currency.

    H.        I advise you that Section 22.1 of the Agreement and Section 4.1 of the Subsidiary Guaranty, which provide for non-exclusive jurisdiction of the courts of the State of New York and federal courts sitting in the State of New York, may not be binding on federal courts sitting in New York (or any federal appellate court).

    I.        In addition to any other limitation by operation of law upon the scope, meaning, or purpose of this letter, this letter speaks only as of the date hereof. I have no obligation to advise the recipients of this letter of changes of law or fact that may occur after the date hereof even though the change may affect the legal analysis, a legal conclusion or any informational confirmation herein.

        The opinions expressed in this letter are solely for the use of the Purchasers, and their successors and permitted transferees and assigns, in matters directly related to the Agreement and the transactions contemplated thereunder, and these opinions may not be relied on by any other persons or for any other purpose.

Very truly yours,

D. Matthew Dorny
General Counsel

Schedule I

Nu Skin Enterprises Hong Kong, Inc.

Nu Skin International, Inc.

Nu Skin Taiwan, Inc.

Nu Skin United States, Inc.

Big Planet, Inc.

NSE Korea Ltd.